                                                                   Exhibit 2.1

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made and entered into as of this 14th day of January, 1999, among VARIAN ASSOCIATES, INC., a Delaware corporation ("Varian"), VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC., a Delaware corporation ("SEB"), and VARIAN, INC., a Delaware corporation ("IB").

                                R E C I T A L S

     WHEREAS, the Board of Directors of Varian has deemed it appropriate and desirable to:

     (a) separate and divide the existing businesses of Varian so that (i) the business of the manufacture, sale and service of ion implanters for semiconductor equipment fabrication facilities will be owned and conducted directly or indirectly by SEB, (ii) the business of the manufacture, sale and service of analytical and research instruments and high vacuum products and fabrication of circuit boards and electronic subassemblies will be owned and conducted directly or indirectly by IB, and (iii) the business of the manufacture, sale and service of integrated cancer-care systems, including medical linear accelerators and brachytherapy systems for treatment, simulators for therapy planning and verification, and ancillary equipment, software and networking systems and related data management, and of x-ray tubes for the diagnostic imaging industry and imaging subsystems, will be retained and conducted directly or indirectly by Varian, which will be renamed Varian Medical Systems, Inc. immediately following the Distributions (as hereinafter defined); and

     (b) distribute, after such separation and division, as a dividend to the holders of shares of common stock, par value $1.00 per share, of Varian (the "VAI Common Stock"), all of the then-outstanding shares of common stock, par value $.01 per share, of SEB (the "SEB Common Stock"), and all of the then-outstanding shares of common stock, par value $.01 per share, of IB (the "IB Common Stock"); and

     WHEREAS, each of Varian, SEB and IB has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and Distributions and to set forth agreements that will govern certain other matters before and after the Distributions.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Section 1.01.  General.  As used in this Agreement, the following terms
                     -------
have the following meanings:

     "AAA" has the meaning ascribed to such term in Section 9.02(b).
      ---

     "AAA Rules" has the meaning ascribed to such term in Section 9.02(c).
      ---------

     "Action" means any action, suit, arbitration, inquiry, proceeding or
      ------
investigation by or before any Governmental Authority or any arbitration tribunal.

     "Affiliate" means, when used with respect to a specified Person, another
      ---------
Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "After-tax Differential"  means the positive or negative amount determined
      ----------------------
by adding the amounts of the Disposition Proceeds received after the Effective Time and the Tax Benefit and subtracting therefrom the amounts of the Transaction Expenditures paid after the Effective Time and the Tax Cost.

     "Agent" means First Chicago Trust Company of New York, or such other trust
      -----
company or bank designated by Varian, who shall act as agent for the holders of VAI Common Stock in connection with the Distributions.

     "Agreement" means this Distribution Agreement among Varian, SEB and IB,
      ---------
including all amendments hereto and all Schedules and Exhibits hereto.

     "Agreement Date" means the date set forth in the first paragraph of this
      --------------
Agreement.

     "Agreement Disputes" has the meaning ascribed to such term in Section
      ------------------
9.01(a).

     "Aircraft Disposition" has the meaning ascribed to such term in Section
      --------------------
2.01(b).

     "Ancillary Agreements" means, collectively, the Employee Benefits
      --------------------
Allocation Agreement, the Tax Sharing Agreement, the Transition Services Agreement and the Intellectual Property Agreement.

     "Arbitration Demand Notice" has the meaning ascribed to such term in
      -------------------------
Section 9.02(b).

     "Assets" means assets, properties and rights (including goodwill), wherever
      ------
located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including:

     (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

     (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, capital and other spares, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

     (iii) all inventories of materials, parts, raw materials, supplies, work-in-process, consigned goods, finished goods, packaging and all products and product samples;

     (iv) all interests in real property of whatever nature, including easements, leases and licenses, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

     (v) all buildings and other improvements to real property;

     (vi) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

     (vii) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales or purchase agreements, distributions arrangements, and other contracts, agreements or commitments;

     (viii)  all deposits, letters of credit and performance and surety bonds;

     (ix) all technical information, data, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

     (x)  all Intellectual Property;

     (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

     (xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

     (xiii) all rights under contracts, agreements, warranties or guarantees, all claims or rights or judgments against any Person, all rights in connection with any bids or offers and all claims, choses in action, rights of recovery and rights of set-off or similar rights, whether accrued or contingent, and refunds and deposits;

     (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

     (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

     (xvi) advertising and marketing materials and other printed or written materials;

     (xvii) employee contracts, including any rights thereunder to restrict an employee or former employee from competing in certain respects and personnel and medical files and records;

     (xviii) Cash and Cash Equivalents, bank accounts, lock boxes and other deposit arrangements; and

     (xix) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     "Assignee" has the meaning ascribed to such term in Section 2.04(b).
      --------

     "Auditors" has the meaning ascribed to such term in Section 5.10(a).
      --------

     "Books and Records" means all books, records, manuals, agreements and other
      -----------------
materials (in any form or medium), including all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

     "Cash and Cash Equivalents" has the meaning ascribed to such term under
      -------------------------
GAAP.

     "Claims Administration" means the processing of claims made under the
      ---------------------
Company Policies, including the reporting of losses, management and defense of claims (except to the extent settlement authority remains with another party as contemplated by Section 7.07) and providing for appropriate releases upon settlement of claims.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Company Policies" means all Policies, current or past, which are as of the
      ----------------
Effective Time, or at any time were, maintained by, on behalf of, or for the benefit or protection of Varian or any of its Subsidiaries or any of its predecessors which relate to any Shared Liability, the Instruments Business, the Health Care Systems Business or the Semiconductor Equipment Business, or current or past directors, officers, employees or agents of any of the foregoing.

     "Consent" means any approval, consent or waiver required to be obtained
      -------
from any Governmental Authority or other third party for the consummation of a specified transaction, including any option, right of first refusal or other similar right of a third party triggered by a specified transaction.

     "Consolidated Debt" means with respect to any Person (without duplication),
      -----------------
every obligation of such Person and its consolidated Subsidiaries (i) for money borrowed, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) for reimbursement with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person or its consolidated Subsidiaries, (iv) for the deferred purchase price of property or services if, and to the extent that, such obligation would appear as a Liability upon a balance sheet of such Person or its consolidated Subsidiaries prepared in accordance with GAAP (but excluding trade accounts payable or accrued Liabilities arising in the ordinary course of business), excluding capital leases, and (v) to guarantee or otherwise be liable for, any obligation of the type referred to in clauses (i) through (iv) of another Person.

     "Conveyancing and Assumption Instruments" means, collectively, the various
      ---------------------------------------
written agreements, instruments and other documents to be entered into to effect the Corporate Reorganization Transactions or otherwise to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement and the Ancillary Agreements.

     "Corporate Reorganization Transactions" means, collectively, each of the
      -------------------------------------
distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth on Exhibit A, and those described or contemplated by the Proxy Statement and the private ruling request submissions made to the Internal Revenue Service in connection therewith, which are intended to separate and divide the existing businesses of Varian so that, except as otherwise expressly provided on Exhibit A:

     (i) the Semiconductor Equipment Assets, Semiconductor Equipment Liabilities and Semiconductor Equipment Business shall be owned or held, directly or indirectly, by SEB;

     (ii) the Instruments Assets, Instruments Liabilities and Instruments Business shall be owned or held, directly or indirectly, by IB; and

     (iii) the businesses, Assets and Liabilities of Varian that remain after the transactions described in clauses (i) and (ii) above, after giving effect to the Distributions, including the Health Care Systems Assets, Health Care Systems Liabilities and Health Care Systems Business shall be owned or held, directly or indirectly, by HCS.

     "Cost" means (i) the salary, fringe benefits and overhead expense of
      ----
personnel (or an allocable portion thereof) plus (ii) out-of-pocket expenses.

     "DGCL" means the Delaware General Corporation Law, as amended.
      ----

     "Dispositions" means, collectively, the Palo Alto Property Disposition and
      ------------
the Aircraft Disposition.

     "Disposition Proceeds" means the proceeds from the Palo Alto Property
      --------------------
Disposition (or any of its component parts) or the Aircraft Disposition, net of the expenses of such sale or other disposition.

     "Disputing Party" has the meaning ascribed to such term in Section 9.03(a).
      ---------------

     "Distribution Date" means the date determined by the Board of Directors of
      -----------------
Varian as of which the Distributions shall be effected.

     "Distribution Proposals" means, collectively,  Proposals One through Ten
      ----------------------
set forth in the Proxy Statement.

     "Distribution Record Date" means the time designated by the Board of
      ------------------------
Directors of Varian for the purpose of determining the holders of record of VAI Common Stock entitled to receive the Distributions.

     "Distributions" means, collectively, the SEB Distribution and the IB
      -------------
Distribution.

     "Effective Time" means 11:59 p.m. California time on the Distribution Date.
      --------------

     "Employee Benefits Allocation Agreement" means the Employee Benefits
      --------------------------------------
Allocation Agreement among Varian, SEB and IB (including all exhibits and schedules thereto) substantially in the form of Exhibit B.

     "Environmental Laws" means any and all federal, state, local and foreign
      ------------------
statutes, Laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.

     "Environmental Matters" means all matters relating in any way to (i) soil,
      ---------------------
air and water and groundwater pollution or contamination, including any on-site or off-site pollution or contamination, (ii) damages to the natural environment or natural resources, (iii) Releases or discharges of waste, Hazardous Materials, or pollutants or contaminants, or (iv) recycling or disposal of Hazardous Materials or wastes (including garbage, refuse, slag, sludge and other discarded materials, whether solid, liquid, semisolid or gaseous and whether on-site or off-site).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" means United States generally accepted accounting principles and
      ----
practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

     "Governmental Authority" means any government or any agency, bureau, board,
      ----------------------
commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Group" means (i) with respect to HCS, the Health Care Systems Group, (ii)
      -----
with respect to SEB, the Semiconductor Equipment Group, and (iii) with respect to IB, the Instruments Group.

     "Hazardous Materials" means those elements, compounds and substances
      -------------------
identified in any of the Environmental Laws as "hazardous materials," "hazardous substances," or "hazardous waste," as well as any other elements, compounds or substances which are listed or identified as "pollutants," "contaminants," "hazardous," "toxic" (or other term of similar meaning) under any Environmental Law. The term "Hazardous Materials" expressly includes radioactive materials, petroleum products and asbestos.

     "HCS" means Varian, after giving effect to the Corporate Reorganization
      ---
Transactions and the Distributions or as if the Corporate Reorganization Transactions and the Distributions had occurred, as the context requires.

     "HCS Adjusted Closing Balance Sheet" has the meaning ascribed to such term
      ----------------------------------
in Section 9.03(b).

     "HCS Closing Balance Sheet" has the meaning ascribed to such term in
      -------------------------
Section 5.10(a).

     "HCS Common Stock" means VAI Common Stock after the Distributions.
      ----------------

     "HCS Dispute" has the meaning ascribed to such term in Section 9.03(a).
      -----------

     "HCS Indemnitees" means HCS, the HCS Subsidiaries and each Affiliate
      ---------------
thereof after giving effect to the Corporate Reorganization Transactions and the Distributions, and each of the past, present and future directors, officers, employees and agents of any of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

     "HCS Pro Forma Balance Sheet" means the pro forma balance sheet of HCS at
      ---------------------------
October 2, 1998, attached as Exhibit F and the accounting records supporting such balance sheet.

     "HCS Records" has the meaning ascribed to such term in Section 6.01(c).
      -----------

     "HCS Subsidiaries" means the Subsidiaries of Varian listed on Exhibit I and
      ----------------
all other Subsidiaries of Varian other than IB, SEB, the IB Subsidiaries and the SEB Subsidiaries.

     "Health Care Systems Assets" means, collectively, all the Assets that are
      --------------------------
owned or held by HCS or any HCS Subsidiary as of the Effective Time (and those Assets to be transferred to HCS or a HCS Subsidiary at a later time as provided in Section 2.14), including:

     (i) the capital stock of, or other ownership interests in, the HCS Subsidiaries;

     (ii) all the Assets included on the HCS Pro Forma Balance Sheet that are owned or held by HCS or any HCS Subsidiary as of the Effective Time;

     (iii) all the Assets acquired by Varian or any of its Subsidiaries after the date of the HCS Pro Forma Balance Sheet which are owned or held by Varian or any of its Subsidiaries as of the Effective Time and which are of a nature or type that would have resulted in such Assets being included as Assets on the HCS Pro Forma Balance Sheet had they been acquired on or before the date of the HCS Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Assets included on the HCS Pro Forma Balance Sheet;

     (iv) all the Assets expressly allocated to or retained by HCS or any HCS Subsidiary under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions;

     (v) rights to the Company Policies to the extent set forth in Article VIII; and

     (vi) the rights of HCS and the HCS Subsidiaries under this Agreement and the Ancillary Agreements.

          Notwithstanding the foregoing, the Health Care Systems Assets shall not include any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be allocated to or retained by any member of the Instruments Group or the Semiconductor Equipment Group.

     "Health Care Systems Business" means the business that, after giving effect
      ----------------------------
to the Corporate Reorganization Transactions and the Distributions, is conducted by HCS, the HCS Subsidiaries and/or any other member of the Health Care Systems Group.

     "Health Care Systems Group" means HCS, the HCS Subsidiaries and the Persons
      -------------------------
that become Subsidiaries of HCS after the consummation of the Corporate Reorganization Transactions and the Distributions.

     "Health Care Systems Liabilities" means, collectively, all the Liabilities
      -------------------------------
of HCS, the HCS Subsidiaries and the other members of the Health Care Systems Group after giving effect to the Corporate Reorganization Transactions and the Distributions, including:

     (i) all the Liabilities included on the HCS Pro Forma Balance Sheet that remain outstanding as of the Effective Time;

     (ii) all the Liabilities of Varian arising or assumed after the date of the HCS Pro Forma Balance Sheet and that remain outstanding as of the Effective Time, which are of a nature or type that would have resulted in such Liabilities being included as Liabilities on the HCS Pro Forma Balance Sheet had they arisen or been assumed on or before the date of the HCS Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Liabilities of HCS on the HCS Pro Forma Balance Sheet;

     (iii) all the Liabilities expressly assumed or retained by HCS, any HCS Subsidiary and any other member of the Health Care Systems Group under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions;

     (iv) the obligations of HCS, the HCS Subsidiaries and any other member of the Health Care Systems Group under this Agreement and the Ancillary Agreements;

     (v) all actual or alleged Liabilities (regardless of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution
Date) relating to Environmental Matters or arising under any Environmental Laws (including all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental
Laws) arising out of, relating to or resulting from (A) the activities, operations, acts or omissions at, from or with respect to the Health Care Systems Business or the Health Care Systems Assets before, on or after the Distribution Date, and (B) Remediation of any Release arising out of, relating to or resulting from activities, operations, acts or omissions at, from or with respect to the Health Care Systems Business or the Health Care Systems Assets before, on or after the Distribution Date wherever such Remediation may be performed;

     (vi) all actual or alleged Liabilities of HCS and any other member of the Health Care Systems Group to third parties (regarding of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution
Date) arising out of, relating to or resulting from the transportation, handling, possession, processing, treatment, storage, disposal, manufacture, further manufacture, use, reuse, sale or resale of any goods manufactured, processed, sold or distributed at any time on or before the Distribution Date by the Health Care Systems Business, including all such Liability for personal injury, bodily injury (including death or aggravation of previously existing illness, injury disability or condition) or property damage;

     (vii) all Liabilities to persons employed by Varian or its Subsidiaries on or before the Effective Time, the services of whom were primarily dedicated to the Health Care Systems Business, including Liabilities arising out of, relating to or resulting from the termination or alleged termination of such person's employment as a result of the Corporate Reorganization Transactions or the Distributions and Liabilities arising out of, relating to or resulting from the assertion by any such person of employment by a member of another Group as a result of the Corporate Reorganization Transactions; and

     (viii) all the Liabilities of the parties or their respective Subsidiaries (whether arising before, on or after the Distribution Date) arising out of, relating to or resulting from the management or conduct before, on or after the Distribution Date of the Health Care Systems Business or ownership of the Health Care Systems Assets (including Securities Liabilities to the extent arising out of, relating to or resulting from information concerning the management, business or operations of HCS, the HCS Subsidiaries or the other members of the Health Care Systems Group in the Registration Statements or the Proxy Statement), except as otherwise expressly provided herein.

          Notwithstanding the foregoing, the Health Care Systems Liabilities shall not include:

          (x) any Liability set forth on Schedule 1.01(a); or

          (y) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by any member of the Instruments Group or the Semiconductor Equipment Group.

     "IB" has the meaning ascribed to such term in the first paragraph of this
      --
Agreement.

     "IB Adjusted Closing Balance Sheet" has the meaning ascribed to such term
      ---------------------------------
in Section 9.03(b).

     "IB Claim" has the meaning ascribed to such term in Section 8.01(b).
      --------

     "IB Closing Balance Sheet" has the meaning ascribed to such term in Section
      ------------------------
5.10(a).

     "IB Common Shares" means the shares of IB Common Stock owned by Varian
      ----------------
immediately before the Distributions.

     "IB Common Stock" has the meaning ascribed to such term in the recitals to
      ---------------
this Agreement.

     "IB Distribution" means the distribution, on the Distribution Date, as a
      ---------------
dividend by Varian to the Varian Holders of the IB Common Shares on the basis provided in Section 3.02.

     "IB Dispute" has the meaning ascribed to such term in Section 9.03(a).
      ----------

     "IB Indemnitees" means IB, the IB Subsidiaries and each Affiliate thereof
      --------------
after giving effect to the Corporate Reorganization Transactions and the Distributions, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

     "IB Pro Forma Balance Sheet" means the pro forma balance sheet of IB at
      --------------------------
October 2, 1998, attached as Exhibit G and the accounting records supporting such balance sheet.

     "IB Records" has the meaning ascribed to such term in Section 6.01(b).
      ----------

     "IB Notes Payable" means the Notes Payable assumed by IB pursuant to
      ----------------
Sections 2.05(c) and (d).

     "IB Subsidiaries" means the Subsidiaries listed on Exhibit J.
      ---------------

     "IB Term Loans" has the meaning ascribed to such term in Section
      -------------
2.05(c)(i).

     "Income Tax" means (i) any Tax imposed by Subtitle A or F of the Code, (ii)
      ----------
any Tax imposed by any state of the United States or by any political subdivision of any such state which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income, and
(iii) any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession that is an income tax as defined in Treasury Regulation Section 1.901-2.

     "Indemnifiable Losses" means, with respect to any Person, any and all
      --------------------
losses, obligations, claims, damages, deficiencies, penalties, judgments, settlements, payments, fines, interest, costs and expenses (including reasonable attorneys', accountants', consultants' or other professionals' fees, investigation expenses and any and all other out-of-pocket expenses) or other Liabilities whatsoever that are assessed, imposed, awarded against or incurred by such Person excluding exemplary, special or punitive damages or lost profits except to the extent actually paid by an Indemnitee in respect of a Third Party Claim or Action either (i) in investigating, preparing for, defending against any Actions, any potential or threatened Actions or any Third Party Claims or potential or threatened Third Party Claims or in settling any of the foregoing or in satisfaction of any judgment, fine or penalty rendered in or resulting from any of the foregoing or otherwise arising out of, relating to or resulting from any Actions, any potential or threatened Actions or any Third Party Claims or potential or threatened Third Party Claims for which such Person would be entitled to indemnification under Article VII hereof, or (ii) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under Article VII hereof, in each case whether accrued before, on or after the date of this Agreement.

     "Indemnifying Party" has the meaning ascribed to such term in Section
      ------------------
7.06(a).

     "Indemnitee" has the meaning ascribed to such term in Section 7.06(a).
      ----------

     "Independent Auditors" has the meaning ascribed to such term in Section
      --------------------
9.03(b).

     "Instruments Assets" means, collectively, all the Assets that are owned or
      ------------------
held by IB or any IB Subsidiary as of the Effective Time (and those Assets to be transferred to IB or an IB Subsidiary at a later time as provided in Section 2.14), including:

     (i) the capital stock of, or other ownership interests in, the IB Subsidiaries;

     (ii) all the Assets included on the IB Pro Forma Balance Sheet that are owned or held by IB or any IB Subsidiary as of the Effective Time;

     (iii) all the Assets acquired by Varian or any of its Subsidiaries after the date of the IB Pro Forma Balance Sheet which are owned or held by Varian or any of its Subsidiaries as of the Effective Time and which are of a nature or type that would have resulted in such Assets being included as Assets on the IB Pro Forma Balance Sheet had they been acquired on or before the date of the IB Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Assets included on the IB Pro Forma Balance Sheet;

     (iv) all the Assets expressly allocated to or retained by IB or any IB Subsidiary under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions;

     (v) rights to the Company Policies to the extent set forth in Article VIII; and

     (vi) the rights of IB and the IB Subsidiaries under this Agreement and the Ancillary Agreements.

          Notwithstanding the foregoing, the Instruments Assets shall not include any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be allocated to or retained by any member of the Semiconductor Equipment Group or the Health Care Systems Group.

     "Instruments Business" means the business that, after giving effect to the
      --------------------
Corporate Reorganization Transactions and the Distributions, is conducted by IB, the IB Subsidiaries and/or any other member of the Instruments Group.

     "Instruments Group" means IB, the IB Subsidiaries and the Persons that
      -----------------
become Subsidiaries of IB after the consummation of the Corporate Reorganization Transactions and the Distributions.

     "Instruments Liabilities" means, collectively, all the Liabilities of IB,
      -----------------------
the IB Subsidiaries and the other members of the Instruments Group after giving effect to the Corporate Reorganization Transactions and the Distributions, including:

     (i) all the Liabilities included on the IB Pro Forma Balance Sheet that remain outstanding as of the Effective Time;

     (ii) all the Liabilities of Varian arising or assumed after the date of the IB Pro Forma Balance Sheet and that remain outstanding as of the Effective Time, which are of a nature or type that would have resulted in such Liabilities being included as Liabilities on the IB Pro Forma Balance Sheet had they arisen or been assumed on or before the date of the IB Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Liabilities of IB on the IB Pro Forma Balance Sheet;

     (iii) all the Liabilities expressly assumed or retained by IB, any IB Subsidiary and any other member of the Instruments Group under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions, the IB Term Loans and the IB Notes Payable;

     (iv) the obligations of IB, the IB Subsidiaries and any other member of the Instruments Group under this Agreement and the Ancillary Agreements;

     (v) all actual or alleged Liabilities (regardless of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution
Date) relating to Environmental Matters or arising under any Environmental Laws (including all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental
Laws) arising out of, relating to or resulting from (A) the activities, operations, acts or omissions at, from or with respect to the Instruments Business or the Instruments Assets before, on or after the Distribution Date, and (B) Remediation of any Release arising out of, relating to or resulting from activities, operations, acts or omissions at, from or with respect to the Instruments Business or the Instruments Assets before, on or after the Distribution Date wherever such Remediation may be performed;

     (vi) all actual or alleged Liabilities of IB and any other member of the Instruments Group to third parties (regarding of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution Date) arising out of, relating to or resulting from the transportation, handling, possession, processing, treatment, storage, disposal, manufacture, further manufacture, use, reuse, sale or resale of any goods manufactured, processed, sold or distributed at any time on or before the Distribution Date by the Instruments Business, including all such Liability for personal injury, bodily injury (including death or aggravation of previously existing illness, injury disability or condition) or property damage;

     (vii) all Liabilities to persons employed by Varian or its Subsidiaries on or before the Effective Time, the services of whom were primarily dedicated to the Instruments Business, including Liabilities arising out of, relating to or resulting from the termination or alleged termination of such person's employment as a result of the Corporate Reorganization Transactions or the Distributions and Liabilities arising out of, relating to or resulting from the assertion by any such person of employment by a member of another Group as a result of the Corporate Reorganization Transactions; and

     (viii) all the Liabilities of the parties or their respective Subsidiaries (whether arising before, on or after the Distribution Date) arising out of, relating to or resulting from the management or conduct before, on or after the Distribution Date of the Instruments Business or ownership of the Instruments Assets (including Securities Liabilities to the extent arising out of, relating to or resulting from information concerning the management, business or operations of IB, the IB Subsidiaries or the other members of the Instruments Group in the Registration Statements or the Proxy Statement), except as otherwise expressly provided herein.

          Notwithstanding the foregoing, the Instruments Liabilities shall not include:

          (x) any Liability set forth on Schedule 1.01(a);

          (y) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by any member of the Semiconductor Equipment Group or the Health Care Systems Group.

     "Insurance Administration" means, with respect to each Company Policy, the
      ------------------------
accounting for premiums, retrospectively calculated additional or return premiums or assessments, policy dividends or audited exposure, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Company Policies; the reporting to excess insurance carriers of any losses or claims that may cause the per occurrence, per claim or aggregate limits of any Company Policy to be exceeded and the distribution of Insurance Proceeds as contemplated by this Agreement.

     "Insurance Proceeds" means, with respect to any insured party, those
      ------------------
monies, net of any applicable premium adjustment, retrospectively calculated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either:

     (i) received by an insured from an insurer; or

     (ii) paid by an insurer on behalf of an insured.

     "Insured Claims" means those Liabilities that, individually or in the
      --------------
aggregate, are covered within the terms and conditions of any of the Company Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively calculated premium adjustments.

     "Intellectual Property" means the intellectual property rights owned,
      ---------------------
licensed to or otherwise held throughout the world by any person, including, without limitation, all of the rights, title and interests in the following:

     (i) all United States and foreign patents, patent applications (including any continuations, continuation-in-part and divisionals), patent applications under preparation, invention disclosures and invention disclosures under preparation;

     (ii) all United States and foreign registered and unregistered copyrights and mask works, including applications and applications under preparation therefor;

     (iii) all United States and foreign registered and unregistered trademarks, trade names, trade dress, service marks, services names, artwork, logos and other marks, including applications and applications under preparation therefor;

     (iv) all trade secrets, know-how, ideas, concepts, discoveries, improvements, processes, procedures, methods, recipes, formulae, data and specifications;

     (v) all computer programs and other software (in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations; and

     (vi) all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including any of the (i) through (v) above.

     "Intellectual Property Agreement" means the Intellectual Property Agreement
      -------------------------------
among Varian, SEB and IB (including all exhibits and schedules thereto), substantially in the form of Exhibit C.

     "Law" means all laws, statutes, ordinances, regulations, rules, orders and
      ---
regulations of any Governmental Authority.

     "Liabilities" means any and all debts, liabilities, obligations,
      -----------
responsibilities, charges, claims, actions, injuries, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expenses of counsel, experts' and consultants' fees and costs related thereto or to investigating, preparing for or defending or settling any of the foregoing.

     "Managing Party" has the meaning ascribed to such term in Section 7.07(c).
      --------------

     "Meeting" means the Combined Annual and Special Meeting of holders of VAI
      -------
Common Stock to consider the Distribution Proposals and the other proposals included by the Board of Directors of Varian in the notice of the Meeting.

     "Meeting Date" means the date determined by the Board of Directors of
      ------------
Varian for the Meeting.

     "Meeting Record Date" means the time determined by the Board of Directors
      -------------------
of Varian for the purpose of determining the holders of record of VAI Common Stock entitled to vote at the Meeting.

     "Nasdaq" means The Nasdaq Stock Market.
      ------

     "Net Debt" means the difference between (i) the sum of the Notes Payable
      --------
and VAI Term Loans assumed or retained by a party as of the date of determination and (ii) the amount of Cash and Cash Equivalents of such party as of the date of determination.

     "Net Worth" has the meaning ascribed to such term under GAAP, as calculated
      ---------
in accordance with this Agreement, but without giving effect to any Liabilities or expenditures related to the discretionary restructuring of a business between the date hereof and the Effective Time, including reductions in force, facilities' closures, product line abandonment and revaluing impaired assets.

     "Nondisclosure Agreements" means all of the nondisclosure or
      ------------------------
confidentiality agreements entered into by Varian and its Subsidiaries from time to time before the Distribution Date.

     "Notes Payable" has the meaning ascribed to such term in Varian's audited
      -------------
consolidated financial statements for the fiscal year ended October 2, 1998.

     "Notice" has the meaning ascribed to such term in Section 10.05.
      ------

     "NYSE" means the New York Stock Exchange, Inc.
      ----

     "Palo Alto Property Disposition" has the meaning ascribed to such term in
      ------------------------------
Section 2.01(b).

     "Panel" has the meaning ascribed to such term in Section 9.02(c).
      -----

     "Person" means any natural person, corporation, business trust, joint
      ------
venture, association, company, partnership, limited liability company or other entity or any Governmental Authority.

     "Policies" means insurance policies and insurance contracts of any kind
      --------
(other than life and benefits policies or contracts), including primary, excess and umbrella policies, commercial general liability policies, officers' liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance arrangements, together with the rights, benefits and privileges thereunder.

     "Privilege" has the meaning ascribed to such term in Section 6.07(a).
      ---------

     "Privileged Information" has the meaning ascribed to such term in Section
      ----------------------
6.07(b).

     "Proxy Statement" means the Proxy Statement sent to the holders of VAI
      ---------------
Common Stock in connection with the Meeting, including any amendments or supplements thereto.

     "Registration Statements" means the Registration Statements on Form 10 to
      -----------------------
be filed by SEB and IB with the Commission pursuant to the requirements of the Exchange Act and the rules and regulations thereunder in order to register the SEB Common Stock and the IB Common Stock, respectively, under the Exchange Act, including any amendments thereto.

     "Release" means any spilling, leaking, pumping, pouring, emitting,
      -------
discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material, including the abandonment or discarding of containers and other receptacles containing any Hazardous Materials and any passive migration of any Hazardous Material.

     "Remediation" means any investigation, remediation, prevention, containment
      -----------
or abatement of releases or threatened releases of materials into the workplace or the environment and the assessment and mitigation of risks and/or restoration of any harm arising therefrom and any related actions.

     "Representative" means, with respect to any Person, any of such Person's
      --------------
directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

     "SEB" has the meaning ascribed to such term in the first paragraph of this
      ---
Agreement.

     "SEB Adjusted Closing Balance Sheet" has the meaning ascribed to such term
      ----------------------------------
in Section 9.03(b).

     "SEB Claim" has the meaning ascribed to such term in Section 8.01(c).
      ---------

     "SEB Closing Balance Sheet" has the meaning ascribed to such term in
      -------------------------
Section 5.10(a).

     "SEB Common Shares" means the shares of SEB Common Stock owned by Varian
      -----------------
immediately before the Distributions.

     "SEB Common Stock" has the meaning ascribed to such term in the recitals to
      ----------------
this Agreement.

     "SEB Dispute" has the meaning ascribed to such term in Section 9.03(a).
      -----------

     "SEB Distribution" means the distribution, on the Distribution Date, as a
      ----------------
dividend by Varian to the Varian Holders of the SEB Common Shares on the basis provided in Section 3.02.

     "SEB Indemnitees" means SEB, the SEB Subsidiaries and each Affiliate
      ---------------
thereof after giving effect to the Corporate Reorganization Transactions and the Distributions, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

     "SEB Pro Forma Balance Sheet" means the pro forma balance sheet of SEB at
      ---------------------------
October 2, 1998, attached as Exhibit H and the accounting records supporting such balance sheet.

     "SEB Records" has the meaning ascribed to such term in Section 6.01(a).
      -----------

     "SEB Subsidiaries" means the Subsidiaries listed on Exhibit K.
      ----------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Liabilities" means any Liabilities whatsoever that are
      ----------------------
assessed, imposed, awarded against, incurred or accrued by a Person arising out of, relating to or resulting from, in whole or in part, any Action, any potential or threatened Action or any Third Party Claim (or any potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law, or on any alleged breach of duty by a Person in causing, permitting or failing to prevent any such violation or alleged violation.

     "Security Interest" means any mortgage, security interest, pledge, lien,
      -----------------
charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     "Semiconductor Equipment Assets" means, collectively, all the Assets that
      ------------------------------
are owned or held by SEB or any SEB Subsidiary as of the Effective Time (and those Assets to be transferred to SEB or a SEB Subsidiary at a later time as provided in Section 2.14), including:

     (i) the capital stock of, or other ownership interests in, the SEB Subsidiaries;

     (ii) all the Assets included on the SEB Pro Forma Balance Sheet that are owned or held by SEB or any SEB Subsidiary as of the Effective Time;

     (iii) all the Assets acquired by Varian or any of its Subsidiaries after the date of the SEB Pro Forma Balance Sheet which are owned or held by Varian or any of its Subsidiaries as of the Effective Time and which are of a nature or type that would have resulted in such Assets being included as Assets on the SEB Pro Forma Balance Sheet had they been acquired on or before the date of the SEB Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Assets included on the SEB Pro Forma Balance Sheet;

     (iv) all the Assets expressly allocated to or retained by SEB or any SEB Subsidiary under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions;

     (v) rights to the Company Policies to the extent set forth in Article VIII; and

     (vi) the rights of SEB and the SEB Subsidiaries under this Agreement and the Ancillary Agreements.

          Notwithstanding the foregoing, the Semiconductor Equipment Assets shall not include any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be allocated to or retained by any member of the Instruments Group or the Health Care Systems Group.

     "Semiconductor Equipment Business" means the business that, after giving
      --------------------------------
effect to the Corporate Reorganization Transactions and the Distributions, is conducted by SEB, the SEB Subsidiaries and/or any other member of the Semiconductor Equipment Group.

     "Semiconductor Equipment Group" means SEB, the SEB Subsidiaries and the
      -----------------------------
Persons that become Subsidiaries of SEB after the consummation of the Corporate Reorganization Transactions and the Distributions.

     "Semiconductor Equipment Liabilities" means, collectively, all of the
      -----------------------------------
Liabilities of SEB, the SEB Subsidiaries and the other members of the Semiconductor Equipment Group after giving effect to the Corporate Reorganization Transactions and the Distributions, including:

     (i) all the Liabilities included on the SEB Pro Forma Balance Sheet that remain outstanding as of the Effective Time;

     (ii) all the Liabilities of Varian arising or assumed after the date of the SEB Pro Forma Balance Sheet that remain outstanding as of the Effective Time, which are of a nature or type that would have resulted in such Liabilities being included as Liabilities on the SEB Pro Forma Balance Sheet had they arisen or been assumed on or before the date of the SEB Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Liabilities of SEB on the SEB Pro Forma Balance Sheet;

     (iii) all the Liabilities expressly assumed or retained by SEB, any SEB Subsidiary and any other member of the Semiconductor Equipment Group under this Agreement or any Ancillary Agreement, including the Corporate Reorganization Transactions;

     (iv) the obligations of SEB, the SEB Subsidiaries and any other member of the Semiconductor Equipment Group under this Agreement and the Ancillary Agreements;

     (v) all actual or alleged Liabilities (regardless of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution
Date) relating to Environmental Matters or arising under any Environmental Laws (including all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental
Laws) arising out of, relating to or resulting from (A) the activities, operations, acts or omissions at, from or with respect to the Semiconductor Equipment Business or the Semiconductor Equipment Assets before, on or after the Distribution Date and (B) Remediation of any Release arising out of, relating to or resulting from activities, operations, acts or omissions at, from or with respect to the Semiconductor Equipment Business or the Semiconductor Equipment Assets before, on or after the Distribution Date wherever such Remediation may be performed;

     (vi) all actual or alleged Liabilities of SEB and any other member of the Semiconductor Equipment Group to third parties (regardless of whether any claim with respect to such Liabilities is asserted before, on or after the Distribution Date) arising out of, relating to or resulting from the transportation, handling, possession, processing, treatment, storage, disposal, manufacture, further manufacture, use, reuse, sale or resale of any goods manufactured, processed, sold or distributed at any time on or before the Distribution Date by the Semiconductor Equipment Business, including all such Liability for personal injury, bodily injury (including death or aggravation of previously existing illness, injury disability or condition) or property damage;

     (vii) all the Liabilities of the parties or their respective Subsidiaries, (whether arising before, on or after the Distribution Date) arising out of, relating to or resulting from the management or conduct before, on or after the Distribution Date of the Semiconductor Equipment Business or ownership of the Semiconductor Equipment Assets (including Securities Liabilities to the extent arising out of, relating to or resulting from information concerning the management, business or operations of SEB, the SEB Subsidiaries or the other members of the Semiconductor Equipment Group in the Registration Statements and Proxy Statement), except as otherwise expressly provided herein;

     (viii) all Liabilities to persons employed by Varian or its Subsidiaries on or before the Effective Time, the services of whom were primarily dedicated to the Semiconductor Equipment Business, including Liabilities arising out of, relating to or resulting from the termination or alleged termination of such person's employment as a result of the Corporate Reorganization Transactions or the Distributions and Liabilities arising out of, relating to or resulting from the assertion by any such person of employment by a member of another Group as a result of the Corporate Reorganization Transactions; and

     (ix) all Liabilities, including those expressly enumerated in clauses (i) through (vii), arising out of, related to, or resulting from the Thin Film Systems Business and the acquisition, ownership, use and disposition of the Assets related thereto.

          Notwithstanding the foregoing, the Semiconductor Equipment Liabilities shall not include:

          (x) any Liability set forth on Schedule 1.01(a); or

          (y) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by any member of the Instruments Group or the Health Care Systems Group.

     "Separation Committee" has the meaning ascribed to such term in Section
      --------------------
9.01(a).

     "Shared Assets" means (i) the Assets listed on Schedule 1.02, (ii) any
      -------------
claim or right of Varian or its Subsidiaries (before giving effect to the Corporate Reorganization Transactions and the Distributions) arising out of, relating to or resulting from, the management or conduct before the Distributions of the business of Varian or its Subsidiaries (before giving effect to the Corporate Reorganization Transactions and the Distributions), which Asset is not expressly included in the definitions of "Health Care Systems Assets," "Instruments Assets" or "Semiconductor Equipment Assets" and which claim or right, whenever arising, has accrued before the Distribution Date and
(iii) any Asset received in respect of a Shared Liability, the amount of which exceeds the amount of the Shared Liability then due and owing.

     "Shared Liabilities" means (i) the Liabilities listed on Schedule 1.01(a),
      ------------------
(ii) any Liability (whether arising before, on or after the Distributions) of Varian or its Subsidiaries (before giving effect to the Corporate Reorganization Transactions and the Distributions) arising out of, relating to or resulting from, the management or conduct before the Distributions of the businesses of Varian or its Subsidiaries (before giving effect to the Corporate Reorganization Transactions and the Distributions) or their respective Assets, which Liability is not expressly included in the definitions of "Health Care Systems Liabilities," "Instruments Liabilities" or "Semiconductor Equipment Liabilities," including those Liabilities listed on Schedule 1.01(b), Securities Liabilities of Varian and its Subsidiaries (before giving effect to the Corporate Reorganization Transactions and Distributions) and/or any of its and their respective directors, officers, employees, agents or representative at or before the Distributions (other than
Securities Liabilities specifically assumed by HCS, SEB and IB in this Agreement) and Liabilities arising out of, relating to or resulting from any alleged breach of fiduciary duty by the Board of Directors of Varian or any member thereof at or before the Distributions, (iii) the Costs of personnel and third party service providers involved in Insurance Administration with respect to the Company Policies, and (iv) the cost of any Policies, letters of credit or surety bonds insuring against or otherwise covering the Liabilities included in clauses (i) and (ii) and the Costs of personnel and third party service providers involved in Insurance Administration or Claims Administration with respect to such Policies.

     "Subsidiary" means, with respect to any Person:
      ----------

     (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

     (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (A) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (B) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).

     "Tax" or "Taxes" means any income, gross income, gross receipts, profits,
      ---      -----
capital stock, franchise, withholding, payroll, social security, workers' compensation, unemployment, registration, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated, or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

     "Tax Benefit" means the product determined by multiplying the sum of all
      -----------
Transaction Expenditures (whether paid before, on or after the Effective Time) that are deductible for U.S. federal income tax purposes by 38%.

     "Tax Cost" means the sum of the products determined by multiplying the
      --------
gains on the Dispositions (whether recognized before, on or after the Effective
Time) for U.S. federal income tax purposes by 38%.

     "Tax Sharing Agreement" means the Tax Sharing Agreement among Varian, IB
      ---------------------
and SEB (including all exhibits or schedules thereto) substantially in the form of Exhibit D.

     "Thin Film Systems Business" means the business of the development,
      --------------------------
manufacture, sale and service of products for physical vapor disposition and chemical vapor disposition of thin films sold to Novellus Systems, Inc. effective June 13, 1997.

     "Third Party Claim" has the meaning ascribed to such term in Section
      -----------------
7.07(a).

     "Transaction Expenditures" means all cash costs, expenses or other
      ------------------------
expenditures incurred before or after the date hereof in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements and the effectuation of the Corporate Reorganization Transactions and the Distributions, including the items listed on Schedule 1.03, but excluding
(i) taxes, (ii) the costs associated with the termination of personnel employed other than in the United States, (iii) Liabilities and expenditures related to the discretionary restructuring of a business, and (iv) Shared Liabilities.

     "Transition Services Agreement" means the Transition Services Agreement
      -----------------------------
among SEB, IB and Varian (including all exhibits or schedules thereto), substantially in the form of Exhibit E.

     "VAI Common Stock" has the meaning ascribed to such term in the recitals to
      ----------------
this Agreement.

     "VAI Term Loans" means the indebtedness outstanding under the Senior Notes
      --------------
of Varian issued and outstanding under the Master Shelf Agreement dated as of May 11, 1992 and the Note Purchase and Private Master Shelf Agreement dated as of October 18, 1996.

     "Varian" has the meaning ascribed to such term in the first paragraph of
      ------
this Agreement.

     "Varian Holders" means the holders of record of VAI Common Stock as of the
      --------------
Distribution Record Date.

     Section 1.02. References; Interpretation. References in this Agreement to
                   --------------------------
any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                  ARTICLE II
                         PRE-DISTRIBUTION TRANSACTIONS;
                               CERTAIN COVENANTS

     Section 2.01.  Corporate Reorganization Transactions; Dispositions.
                    ---------------------------------------------------
     (a)  Corporate Reorganization.  On or before the Distribution Date (but
          ------------------------
in all events before the Distributions), each of Varian, IB and SEB shall, and shall cause each of their respective Subsidiaries to, as applicable, take such action or actions as is necessary or appropriate to cause, effect and consummate the Corporate Reorganization Transactions in accordance with the terms and provisions set forth in Exhibit A. Notwithstanding the foregoing, each of Varian, IB and SEB agrees that before the Distributions, one or more of the Corporate Reorganization Transactions may be amended, modified, supplemented or eliminated by Varian in any manner determined by Varian in its sole discretion to be necessary or appropriate, including to qualify any of such transactions for tax-free treatment under the Code; provided, however, that no Corporate
                                       --------  -------
Reorganization Transaction may be amended, modified, supplemented or eliminated after the Varian stockholders approve the Distributions, unless it would not be materially adverse to the Varian stockholders.

     (b)  Dispositions.
          ------------

          (i) Varian shall use commercially reasonable efforts to sell Varian's leasehold interest in and buildings and fixtures for four of its buildings in the Stanford Research Park (the Ginzton Research Center at 3075 Hansen Way and the three buildings at 3030-3050 Hansen Way, Palo Alto) before the Distribution Date (the "Palo Alto Property Disposition").

          (ii) Varian shall use commercially reasonable efforts to sell its Gulf Stream III aircraft, model year 1980 before the Distribution Date (the "Aircraft Disposition").

     Section 2.02. Conveyance of Assets. Except as otherwise expressly provided
                   --------------------
in this Agreement or the Ancillary Agreements, on or before the Distribution
Date,

     (a)  Health Care Systems Transfers. Varian shall, on behalf of itself and
          -----------------------------
the HCS Subsidiaries, transfer or cause to be transferred to IB or an IB Subsidiary all of Varian's and the HCS Subsidiaries' right, title and interest in the Instruments Assets. Varian shall, on behalf of itself and the HCS Subsidiaries, transfer or cause to be transferred to SEB or a SEB Subsidiary all of Varian's and the HCS Subsidiaries' right, title and interest in the Semiconductor Equipment Assets.

     (b)  Instruments Transfers.  IB shall, on behalf of itself and the IB
          ---------------------
Subsidiaries, transfer or cause to be transferred to Varian or a HCS Subsidiary all of IB's and the IB Subsidiaries' right, title and interest in the Health Care Systems Assets. IB shall, on behalf of itself and the IB Subsidiaries, transfer or cause to be transferred to SEB or a SEB Subsidiary, all of IB's and the IB Subsidiaries' right, title and interest in the Semiconductor Equipment Assets.

     (c)  Semiconductor Equipment Transfers. SEB shall, on behalf of itself
          ---------------------------------
and the SEB Subsidiaries, transfer or cause to be transferred to Varian or a HCS Subsidiary all of SEB's and the SEB Subsidiaries' right, title and interest in the Health Care Systems Assets. SEB shall, on behalf of itself and the SEB Subsidiaries, transfer or cause to be transferred to IB or an IB Subsidiary all of SEB's and the SEB Subsidiaries' right, title and interest in the Instruments Assets.

     (d)  Designation of Owner.  Each of Varian, IB and SEB may designate the
          --------------------
member of its Group to which each Asset is to be transferred.

     Section 2.03. Transfer and Assignment of Certain Licenses and Permits.
                   -------------------------------------------------------
Without limiting the generality of Section 2.02 and except as otherwise expressly provided in this Agreement or the Ancillary Agreements, on or before the Distribution Date:

     (a)  Semiconductor Equipment Licenses.  Each of Varian and IB shall (and,
          --------------------------------
if applicable, shall cause any other Person over which it has direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Semiconductor Equipment Group all transferable licenses, permits and authorizations issued by any Governmental Authority which are held in the name of any member of the Health Care Systems Group or the Instruments Group, or any of their respective employees, officers, directors, stockholders or agents that relate to the Semiconductor Equipment Business and are not otherwise required by the Health Care Systems Business or the Instruments Business, respectively.

     (b)  Instruments Licenses.  Each of Varian and SEB shall (and, if
          --------------------
applicable, shall cause any other Person over which it has direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Instruments Group all transferable licenses, permits and authorizations issued by any Governmental Authority which are held in the name of any member of the Health Care Systems Group or the Semiconductor Equipment Group, or any of their respective employees, officers, directors, stockholders or agents that relate to the Instruments Business and are not otherwise required by the Health Care Systems Business or the Semiconductor Equipment Business, respectively.

     (c)  Health Care Systems Licenses.  Each of SEB and IB shall (and, if
          ----------------------------
applicable, shall cause any other Person over which it has direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Health Care Systems Group all transferable licenses, permits and authorizations issued by any Governmental Authority which are held in the name of any member of the Semiconductor Equipment Group or the Instruments Group, or any of their respective employees, officers, directors, stockholders or agents that relate to the Health Care Systems Business and are not otherwise required by the Semiconductor Equipment Group or the Instruments Group, respectively.

     Section 2.04.  Transfer and Assignment of Certain Agreements.
                    ---------------------------------------------

     (a)  Transfers.  Without limiting the generality of Section 2.02 and
          ---------
except as otherwise expressly provided in this Agreement or the Ancillary Agreements, on or before the Distribution Date, and subject to the limitations set forth in this Section 2.04:

          (i) Each of SEB and IB shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to), assign, transfer and convey to the appropriate member of the Health Care Systems Group all its (or such other Person's) right, title and interest in and to any and all agreements that relate exclusively to the Health Care Systems Business or any member of the Health Care Systems Group.

          (ii) Each of Varian and IB shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to) assign, transfer and convey to the appropriate member of the Semiconductor Equipment Group all its (or such other Person's) right, title and interest in and to any and all agreements that relate exclusively to the Semiconductor Equipment Business or any member of the Semiconductor Equipment Group.

           (iii) Each of Varian and SEB shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to) assign, transfer and convey to the appropriate member of the Instruments Group all its (or such other Person's) right, title and interest in and to any and all agreements that relate exclusively to the Instruments Business or any member of the Instruments Group.

     (b)  Obligations of Assignees.  The assignee of any agreement assigned,
          ------------------------
in whole or in part, under this Agreement (an "Assignee") shall assume and agree to pay, perform and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred before, on or after the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment, such Assignee's portion of such obligations.

     (c)  No Assignment of Certain Agreements.  Notwithstanding anything in this
          -----------------------------------
Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof. Until such consent is obtained or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party so that the Assignee would not, in fact, receive all such rights, the provisions of Section 2.14 shall apply to such agreement.

     Section 2.05.  Certain Financial and Other Arrangements.
                    ----------------------------------------
     (a)  Settlement of Intercompany Accounts.  All intercompany receivables,
          -----------------------------------
payables and loans (other than receivables, payables and loans otherwise expressly provided for in this Agreement or an Ancillary Agreement), including in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, (i) between any member of the Semiconductor Equipment Group, on the one hand, and any member of the Health Care Systems Group, on the other hand, (ii) between any member of the Health Care Systems Group, on the one hand, and any member of the Instruments Group, on the other hand, and (iii) between any member of the Instruments Group, on the one hand, and any member of the Semiconductor Equipment Group, on the other hand, shall, as of the Effective Time, be settled, capitalized or converted into ordinary trade accounts in accordance with the Corporate Reorganization Transactions and, if applicable, shall be paid or settled in the ordinary course of business in a manner consistent with payment or settlement of similar accounts arising from transactions with third parties.

     (b)  SEB Capital Contribution; Consolidated Debt.
          -------------------------------------------

          (i)  Capital Contributions.  In addition to any other obligations
               ---------------------
     under this Agreement, on or before the Distribution Date, Varian shall contribute to SEB an amount of Cash and Cash Equivalents such that after giving effect to the Corporate Reorganization Transactions (A) the aggregate Cash and Cash Equivalents of the members of the Semiconductor Equipment Group as of the Effective Time would equal at least $100,000,000 and (B) SEB would have a consolidated Net Worth as of the Effective Time of at least $150,000,000. Such contribution shall be based on Varian's good faith estimate of the Cash and Cash Equivalents of the Semiconductor Equipment Group and the consolidated Net Worth of SEB as of the Effective Time and shall be subject to adjustment as provided in Section 9.03(c)(i).

          (ii) Consolidated Debt. Varian shall not cause or permit the transfer
               -----------------
     to or retention by any member of the Semiconductor Equipment Group of Notes Payable or other Consolidated Debt if, as a result thereof, the Consolidated Debt of SEB as of the Effective Time would exceed $5,000,000. If as a result of the Corporate Reorganization Transactions, the Consolidated Debt of SEB would exceed such amount, Varian shall take such actions as shall be necessary, which may include but shall not be limited to, payment, partial payment or provision for payment in the form of the contribution of additional Cash and Cash Equivalents of one or more Liabilities comprising such Consolidated Debt to reduce the amount thereof to no more than $5,000,000. The Consolidated Debt caused or permitted to be transferred or retained shall be based on Varian's good faith estimate of the Notes Payable and other Consolidated Debt of the Semiconductor Equipment Group as of the Effective Time and shall be subject to adjustment as provided in Secetion 9.03(c)(i).

     (c)  IB Capital Contribution; Term Loans; Notes Payable.
          --------------------------------------------------
          (i)  Term Loans.  As of the Effective Time, IB shall assume as an
               ----------
     Instruments Liability 50% of the VAI Term Loans outstanding as of the Effective Time (the "IB Term Loans").

          (ii) Notes Payable; IB Capital Contribution. As of the Effective
               --------------------------------------
     Time, the Instruments Group shall assume or retain as an Instruments Liability an amount of the Notes Payable and shall retain or have contributed to it as of the Effective Time an aggregate amount of Cash and Cash Equivalents such that the Net Debt of IB as of the Effective Time would be equal to 50% of the combined Net Debt of HCS and IB as of the Effective Time, after giving effect to the provisions of Section 2.05(b) but before giving effect to the provisions of Section 2.05(d). Notwithstanding the foregoing, if the assumptions, contributions and retentions contemplated by the immediately preceding sentence (after giving effect to the provisions of Section 2.05(b) but before giving effect to the provisions of Section 2.05(d)) would cause the consolidated Net Worth of HCS as of the Effective Time (A) to exceed 50% of the combined consolidated Net Worths of HCS and IB as of the Effective Time or (B) to be less than 40% of the combined consolidated Net Worths of HCS and IB as of the Effective Time, then, in the case of (A) the amount of Notes Payable to be assumed or retained by the Instruments Group shall be decreased (and/or the Cash and Cash Equivalents contributed to IB by Varian increased) such that the consolidated Net Worth of HCS as of the Effective Time would equal 50% of the combined consolidated Net Worths of HCS and IB as of the Effective Time and, in the case of (B) the amount of Notes Payable to be assumed or retained by the Instrument Group shall be increased (and/or the Cash and Cash Equivalents contributed to IB by Varian decreased) such that the consolidated Net Worth of HCS as of the Effective Time would equal 40% of the combined consolidated Net Worths of HCS and IB as of the Effective Time. For purposes of this Section 2.05(c)(ii), the consolidated Net Worth of HCS shall be determined without giving effect to any Transaction Expenditures or Dispositions (including associated tax benefit and tax cost) that have been accrued, paid or received by HCS as of the Effective Time. The amounts of Notes Payable, Cash and Cash Equivalents and Net Worth used to determine the assumptions, contributions and retentions provided in this Section 2.05(c)(ii) shall be based on Varian's good faith estimates and shall be subject to adjustment as provided in Section 9.03(c)(ii).

     (d)  Additional Allocations.  In addition to the Notes Payable to be
          ----------------------
assumed or retained by the Instruments Group and/or the capital contributions to be made to IB by Varian contemplated by paragraph (c) above, if the After-tax Differential is a positive number, then the amount of Notes Payable to be assumed or retained by the Instruments Group shall be decreased (and/or the Cash and Cash Equivalents contributed to IB by Varian increased) by an amount equal to 50% of the After-tax Differential. If, instead, the After-tax Differential is a negative number, then the amount of Notes Payable to be assumed or retained by the Instruments Group shall be increased (and/or the Cash and Cash Equivalents contributed to IB by Varian decreased) by an amount equal to 50% of the absolute After-tax Differential (i.e., irrespective of its negative sign). The components of the After-tax Differential which are not determined as of the Effective Time shall be based on Varian's good faith estimates immediately before the Effective Time and shall be subject to adjustment as provided in Section 9.04.

     (e)  Renegotiation and Allocation.  Varian shall use its reasonable
          ----------------------------
efforts to obtain, before the Distribution Date, all required consents, waivers or amendments or other actions by the lenders under the VAI Term Loans and the Notes Payable to permit the transfers, assumptions and retentions contemplated by Sections 2.05(b), (c) and (d). Notwithstanding the foregoing, Notes Payable shall first be transferred to or retained by the member of the Group to which any related Asset is transferred, or by which any related Asset is retained, and shall only be allocated to another Group to the extent otherwise required by this Section 2.05.

     Section 2.06.  Assumption and Satisfaction of Liabilities.  Except as
                    ------------------------------------------
otherwise expressly provided in this Agreement or any Ancillary Agreement, from and after the Effective Time,

     (a)  Health Care Systems Liabilities.  HCS shall, and shall cause the other
          -------------------------------
members of the Health Care Systems Group to, assume, pay, perform and discharge all Health Care Systems Liabilities in accordance with their terms, when determinable, and otherwise in accordance with the practice of the parties before the Distributions;

     (b)  Semiconductor Equipment Liabilities.  SEB shall, and shall cause the
          -----------------------------------
other members of the Semiconductor Equipment Group to, assume, pay, perform and discharge all Semiconductor Equipment Liabilities in accordance with their terms, when determinable, and otherwise in accordance with the practice of the parties before the Distributions; and

     (c)  Instruments Liabilities.  IB shall, and shall cause the other members
          -----------------------
of the Instruments Group to, assume, pay, perform and discharge all Instruments Liabilities in accordance with their terms, when determinable, and otherwise in accordance with the practice of the parties before the Distributions.

     Section 2.07.  Stock Issuance; Dividends.  On or before the Distribution
                    -------------------------
Date (but in all events before the Distributions),

     (a)  IB Common Stock.  IB shall take all necessary actions so that on the
          ---------------
Distribution Date, the number of shares of IB Common Stock outstanding and held by Varian is equal to the number of shares of VAI Common Stock outstanding on the Distribution Record Date.

     (b)  SEB Common Stock.  SEB shall take all necessary actions so that on
          ----------------
the Distribution Date, the number of shares of SEB Common Stock outstanding and held by Varian is equal to the number of shares of VAI Common Stock outstanding on the Distribution Record Date.

     Section 2.08.  Charters; By-laws; Rights Plans.  On or before the
                    -------------------------------
Distribution Date (but in all events before the Distributions):

     (a)  SEB Governance Matters.  Each of Varian and SEB shall take all
          ----------------------
necessary actions so that as of the Effective Time the Certificate of Incorporation and By-laws of SEB will be substantially in the forms filed as exhibits to SEB's Registration Statement at the time it becomes effective and a Rights Agreement in substantially the form filed as an exhibit to SEB's Registration Statement at the time it becomes effective shall have been executed and delivered.

     (b)  IB Governance Matters.  Each of Varian and IB shall take all necessary
          ---------------------
actions so that as of the Effective Time the Certificate of Incorporation and By-laws of IB will be substantially in the forms filed as exhibits to IB's Registration Statement at the time it becomes effective and a Rights Agreement in substantially the form filed as an exhibit to IB's Registration Statement at the time it becomes effective shall have been executed and delivered.

     (c)  HCS Governance Matters.  Varian shall take all necessary actions so
          ----------------------
that as of the Effective Time the Amended and Restated Certificate of Incorporation or Certificate of Amendment of Varian will be substantially in the form attached as an annex to the Proxy Statement, the By-laws of Varian will be in substantially the form of Exhibit L.

     Section 2.09.  Directors, Officers and Employees.
                    ---------------------------------
     (a)  Election of Directors of IB and SEB.  On or before the Distribution
          -----------------------------------
Date:

          (i) Each of Varian and SEB shall take all necessary actions so that as of the Effective Time the directors of SEB will be as set forth in the Proxy Statement.

          (ii) Each of Varian and IB shall take all necessary actions so that as of the Effective Time the directors of IB will be as set forth in the Proxy Statement.

     (b)  Election of Officers.  On or before the Distribution Date, each of
          --------------------
Varian, SEB and IB, as applicable, shall take all necessary actions so that as of the Effective Time the officers of Varian, SEB and IB, respectively, will be as set forth in the Proxy Statement.

     (c)  Resignations.  Subject to the provisions of Sections 2.09(a) and
          ------------
2.09(b), each of Varian, SEB and IB, shall take all necessary action to cause their respective directors and employees, and those of the members of their respective Groups, to resign, as of the Effective Time, from all boards of directors or similar governing bodies of each member of the other Groups on which they serve, and from all positions as officers or employees of any member of such other Groups, except as otherwise set forth in the Proxy Statement or mutually agreed to in writing on or before the Distribution Date by Varian, on the one hand, and, as applicable, SEB and/or IB, on the other hand.

     Section 2.10.  Other Transactions.  On or before the Distributions, each
                    ------------------
of Varian, IB and SEB shall have consummated those other transactions in connection with the Corporate Reorganization Transactions and the Distributions that are contemplated by the Proxy Statement and the ruling request submission by Varian to the Internal Revenue Service and not specifically referred to in Sections 2.01 through 2.09, subject, however, to the limitation set forth in
Section 2.01.

     Section 2.11.  Meeting; Proxy Statement; Other Filings.
                    ---------------------------------------

     (a)  Meeting.  The Board of Directors of Varian shall establish the Meeting
          -------
Record Date and the Meeting Date and shall take all necessary or appropriate actions with respect to the Meeting. At the Meeting there shall be submitted to the Varian stockholders for their vote the Distribution Proposals and such other proposals as are included in the notice of the Meeting.

     (b)  Proxy Statement; Registration Statements; NYSE Notice.  Varian, SEB
          -----------------------------------------------------
and IB shall prepare the Proxy Statement and the Registration Statements. Varian shall file the Proxy Statement with the Commission and shall mail the Proxy Statement to the holders of VAI Common Stock as of the Meeting Record Date. Each of SEB and IB shall file their respective Registration Statements with the Commission. Varian shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-

17 under the Exchange Act. Each of Varian, SEB and IB shall use reasonable commercial efforts to cause the Registration Statements to become effective under the Exchange Act on or before the Distribution Date.

     (c)  Other Filings.  Varian, SEB and IB shall cooperate in preparing,
          -------------
filing with the Commission under the Securities Act and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit plan contemplated by the Employee Benefits Allocation Agreement, the Proxy Statement or otherwise as necessary to reflect the transactions contemplated by this Agreement.

     Section 2.12.  State Securities Laws.  Before the Distribution Date, each
                    ---------------------
of Varian, SEB and IB shall take all necessary or appropriate actions under the securities or blue sky Laws of states or other political subdivisions of the United States in order to effect the Distributions.

     Section 2.13.  Listing Application.  Before the Distribution Date, IB and
                    -------------------
SEB shall prepare and file with a national securities exchange or Nasdaq listing applications and related documents and shall take all other necessary or appropriate actions in order to cause a national securities exchange to list, or Nasdaq to approve for quotation on its National Market, on or before the Distribution Date the SEB Common Shares and the IB Common Shares.

     Section 2.14.  Transfers Not Effected Before the Distributions; Transfers
                    ----------------------------------------------------------
Deemed Effective as of the Effective Time.  If any transfers contemplated by
-----------------------------------------
this Article II are not consummated at or before the Effective Time, the parties shall (and shall cause their respective Affiliates and members of their respective Groups to) cooperate to effect such transfers as promptly as practicable after the Effective Time. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed; provided, however,
                                                            --------  -------
that the parties shall (and shall cause their respective Affiliates and members of their respective Groups to) cooperate to seek to obtain any necessary Consents for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. Where any transfer of Assets or Liabilities has not been consummated at or before the Effective Time, from and after the Effective Time the party retaining such Asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, to the extent reasonably possible, in the same position as it would have been had such Asset or Liability been transferred or assumed as contemplated by this Agreement. As, when and if any such Asset or Liability becomes transferable or assumable, such transfer or assumption shall be effected as promptly as practicable. As of the Effective Time, each party (or, if applicable, such other member or members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any member of such party's Group) is entitled to acquire or required to assume under this Agreement.

     Section 2.15.  Ancillary Agreements.  On or before the Distribution Date,
                    --------------------
each of Varian, SEB and IB shall enter into, and/or where applicable shall cause such other members of their respective Groups to enter into, (a) the Ancillary Agreements, (b) the Conveyancing and Assumption Instruments, and (c) any other agreements in respect of the Distributions as are reasonably necessary or appropriate in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     Section 2.16.  Operations in Ordinary Course.  Except as otherwise
                    -----------------------------
expressly provided in this Agreement, between the Agreement Date and the Effective Time, each of Varian, SEB and IB shall, and shall cause its Subsidiaries to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

                                  ARTICLE III
                               THE DISTRIBUTIONS

     Section 3.01.  Record Date and Distribution Date.  Subject to the
                    ---------------------------------
satisfaction or, if applicable, waiver of the conditions set forth in Section 4.01, the Board of Directors of Varian shall establish the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distributions.

     Section 3.02.  The Distributions.
                    -----------------

     (a)  On or before the Distribution Date, Varian shall:

          (i) deliver to the Agent the certificates representing the IB Common Shares and the SEB Common Shares, in each case, endorsed by Varian in blank, for the benefit of the Varian Holders; and

          (ii) instruct the Agent to distribute, on or as soon as practicable after the Distribution Date, to the Varian Holders,

               (A) one share of IB Common Stock for each share of VAI Common Stock; and

               (B) one share of SEB Common Stock for each share of VAI Common Stock.

     (b)  Duties and Responsibilities of SEB and IB.  All shares of SEB Common
          -----------------------------------------
Stock issued in the SEB Distribution shall be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. All shares of IB Common Stock issued in the IB Distribution shall be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. As soon as practicable after the Distribution Date, certificates for shares of IB Common Stock and SEB Common Stock shall be mailed by the Agent to the Varian Holders, unless the Agent uses a book entry system of stock record keeping, in which event no certificates for shares of IB Common Stock or SEB Common Stock will be used unless a stockholder so requests. If certificates are used, each of SEB and IB shall provide, or cause to be provided, to the Agent sufficient certificates representing SEB Common Stock and IB Common Stock, respectively, in such denominations as the Agent may request in order to effect the Distributions.

     (c)  Unclaimed Stock or Cash.  Any shares of SEB Common Stock, shares of IB
          -----------------------
Common Stock or any dividends or distributions, if any, with respect to SEB Common Stock or IB Common Stock that remain unclaimed 180 days after the Distribution Date shall be returned to HCS and the Persons entitled thereto shall look only to HCS for such shares of SEB Common Stock, shares of IB Common Stock, and any dividends or distributions, subject in each case to applicable escheat or other abandoned property Laws.

                                  ARTICLE IV
                        CONDITIONS TO THE DISTRIBUTIONS

     Section 4.01.  Conditions Precedent to the Distributions. The obligations
                    -----------------------------------------
of the parties to consummate the Distributions are subject to the satisfaction or waiver as determined by Varian in its sole discretion (except as provided in Section 4.02 below), of each of the following conditions:

     (a)  Declaration of Distributions and Establishment of Distribution Date.
          -------------------------------------------------------------------
 The Board of Directors of Varian shall have, in its sole discretion and subject to and in accordance with the applicable rules of the NYSE and provisions of the DGCL, declared the Distributions and established the Distribution Record Date, the Distribution Date, the date on which shares of SEB Common Stock and IB Common Stock, and any cash in lieu of fractional shares shall be mailed to the Varian Holders and all appropriate procedures in connection with the Distributions to the extent not provided in this Agreement.

     (b)  Tax Sharing Agreement.  Varian, SEB and IB shall have executed and
          ---------------------
delivered the Tax Sharing Agreement and such agreement shall be in full force and effect.

     (c)  Employee Benefits Allocation Agreement.  Varian, SEB and IB shall
          --------------------------------------
have executed and delivered the Employee Benefits Allocation Agreement and such agreement shall be in full force and effect.

     (d)  Transition Services Agreement.  Varian, SEB and IB shall have
          -----------------------------
executed and delivered the Transition Services Agreement and such agreement shall be in full force and effect.

     (e)  Intellectual Property Agreement.  Varian, SEB and IB shall have
          -------------------------------
executed and delivered the Intellectual Property Agreement and such agreement shall be in full force and effect.

     (f)  Effective Date of Registration Statements.  The Registration
          -----------------------------------------
Statements shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

     (g)  Listing.  The SEB Common Stock and the IB Common Stock shall have been
          -------
approved for listing on a national securities exchange or quotation on the Nasdaq National Market, on or before consummation of the Distributions.

     (h)  Tax Ruling.  Varian shall have received rulings from the Internal
          ----------
Revenue Service in form and substance satisfactory to the Board of Directors of Varian, which rulings shall be in full force and effect as of the Distribution Date.

     (i)  Pre-Distribution Transactions.  Each of the transactions and other
          -----------------------------
matters contemplated by Article II (including each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Reorganization Transactions) shall have been consummated in all material respects.

     (j)  Covenants.  The covenants contained in Article V of this Agreement
          ---------
that are required to be performed on or before the Distribution Date shall have been fully performed.

     (k)  No Prohibitions.  No temporary, preliminary or permanent injunction or
          ---------------
other order, decree or ruling issued by a Governmental Authority and no statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect materially restricting, preventing or prohibiting the consummation of the Distributions.

     (l)  Consents. Each of Varian, SEB and IB and the other members of their
          --------
respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Varian, have a material adverse effect on HCS, SEB or IB.

     (m)  Stockholder Approval. The Distribution Proposals shall have been
          --------------------
approved by the requisite vote of the holders of VAI Common Stock in accordance with the DGCL and the provisions of Varian's Restated Certificate of Incorporation.

     (n)  Fairness Opinion.  Warburg Dillon Read LLC shall have delivered its
          ----------------
written opinion to the Board of Directors of Varian dated as of the date the Distributions are declared confirming that the Distributions are fair, from a financial point of view, to the Varian Holders, and such opinion shall not have been withdrawn or rescinded.

     Section 4.02.  Waivers.  After the Varian stockholders approve the
                    -------
Distribution Proposals, the conditions set forth in Section 4.01 may only be waived if the Board of Directors of Varian determines such waiver would not be materially adverse to the Varian stockholders. Further, the Board of Directors may only waive the condition set forth in Section 4.0(h) with respect to receipt of Internal Revenue Service tax rulings if it has received an opinion of counsel substantially to the effect that, for federal income tax purposes, no gain or loss will be recognized by any holder of VAI Common Stock as a result of the Distributions and no gain or loss will be recognized by the Company upon the Distributions, which opinion shall not have been withdrawn or rescinded as of the Effective Time.

                                   ARTICLE V
                                   COVENANTS

     Section 5.0.  Further Assurances; Consents.  In addition to the actions
                   ----------------------------
otherwise expressly provided in this Agreement, each party shall use its commercially reasonable efforts to (a) execute and deliver, or cause to be executed and delivered, such instruments and documents and take, or cause to be taken, such further or other actions as any other party may reasonably request to effectuate the purposes of this Agreement and carry out the terms hereof, and
(b) take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary or appropriate under applicable Laws, agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including (notwithstanding Section 5.05(c)) using its commercially reasonable efforts to obtain any Consents, to enter into amendatory agreements and to make any filings and applications necessary or appropriate in order to consummate the transactions contemplated by this Agreement; provided, however,
                                                            --------  -------
that no party shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such Consents or amendments are requested or to take any action or omit to take any action if the taking or omission would be unreasonable burdensome to the party or its Group or the Group's business.

     Section 5.02.  Intellectual Property Matters.
                    -----------------------------

     (a)  Intellectual Property Agreement Controls.  Each party acknowledges
          ----------------------------------------
that, after the Distribution Date, it shall have no interest in nor any right to use or display the name or any Intellectual Property of another party in any way, except to the extent expressly provided in this Agreement or in any Ancillary Agreement and except for any use which is otherwise permissible as "fair use" under applicable Law. Each party further understands and agrees that the rights, obligations and responsibilities of the parties with respect to Intellectual Property matters shall be governed by the Intellectual Property Agreement to the extent therein provided.

     (b)  No Representation of Affiliation.  After the Distribution Date, no
          --------------------------------
party shall represent or permit to be represented to any third party that it or any member of its Group has a business affiliation with any other party or any member of such other party's Group, except as expressly permitted by an Ancillary Agreement.

     Section 5.03.  Employees; Employee Benefits.
                    ----------------------------
     (a)  Treatment of Employees.  As of the Effective Time, except as expressly
          ----------------------
provided in the Employee Benefits Allocation Agreement, (i) those Persons employed in the Health Care Systems Business shall remain or become employees of the applicable member of the Health Care Systems Group, (ii) those Persons employed in the Instruments Business shall become employees of the applicable member of the Instruments Group, and (iii) those Persons employed in the Semiconductor Equipment Business shall become employees of the applicable member of the Semiconductor Equipment Group.

     (b)  Employee Benefits Allocation Agreement Controls.  Each party further
          -----------------------------------------------
understands and agrees that the rights, obligations and responsibilities of the parties with respect to employees and employee benefit matters shall be governed by the Employee Benefits Allocation Agreement to the extent therein provided.

     Section 5.04.  Tax Matters. Each party intends that (a) the contributions
                    -----------
of Assets to IB and SEB each be treated as a reorganization within the meaning of section 368(a)(1)(D) of the Code with respect to which no gain or loss is recognized by any of the parties, and (b) the Distributions be treated as tax-free distributions under section 355 of the Code and each such party shall use its best efforts to cause the Distributions to so qualify. Each party further understands and agrees that the rights, obligations and responsibilities of the parties with respect to Tax matters will be governed by the Tax Sharing Agreement to the extent therein provided.

     Section 5.05.  No Representations or Warranties.
                    --------------------------------

     (a) General.  Each party understands and agrees that, except as otherwise
         -------
expressly provided in any Ancillary Agreement or paragraph (c) below, no party is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Conveyancing and Assumption Instruments) or otherwise, making any representation or warranty whatsoever, including representing or warranting in any way as to the Assets, businesses or Liabilities retained, transferred or assumed as contemplated by this Agreement, as to the value or freedom from Security Interests, or any other matter concerning any Assets or Liabilities of such party, or as to the absence of any defenses or right of set-off or freedom from counterclaim with respect to any claim or other Asset, including any account receivable or any Liability of any party, or as to the legal sufficiency of any assignment, document or instrument delivered under this Agreement to convey title to any Asset or any other thing of value upon the execution, delivery and filing thereof.

     (b)  Disclaimer of Merchantability or Fitness of Assets.  Each party
          --------------------------------------------------
further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the Assets either transferred to or retained by the parties, and that, notwithstanding anything to the contrary expressly provided in the applicable Conveyancing and Assumption Instrument, all Assets either transferred or retained by the parties shall be "as is, where is" and that, subject to Section 5.01, the party to which any such Assets are transferred, or which retains any such Assets, shall bear the economic and legal risks that any conveyances of such Assets shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

     (c)  No Representations or Warranties Regarding Consents.  Each party
          ---------------------------------------------------
understands and agrees that, except as otherwise expressly provided in the applicable Conveyancing and Assumption Instruments, no party is representing or warranting in any way that the obtaining of any Consents, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Laws. Each party further understands and agrees that the party to which any Assets are transferred pursuant to this Agreement shall bear the economic and legal risk that any necessary Consents are not obtained, that any necessary amendatory agreements are not executed and delivered or that the provisions of any applicable agreements or requirements of applicable Laws are not satisfied.

     Section 5.06.  Removal of Certain Guarantees; Releases from Liabilities.
                    --------------------------------------------------------

     (a)  Removal of Varian as Guarantor of Semiconductor Equipment Liabilities
          ----------------------------------------------------------------------
and Instruments Liabilities. Except as otherwise expressly provided in an
---------------------------
Ancillary Agreement, each party shall use its commercially reasonable efforts to have, on or before the Distribution Date, or as soon as practicable thereafter,
(i) Varian and any other member of the Health Care Systems Group removed as a guarantor of, or obligor under or for, any Semiconductor Equipment Liability or Instruments Liability, (ii) SEB and any other member of the Semiconductor Equipment Group removed as a guarantor of, or obligor under or for, any Health Care Systems Liability or Instruments Liability, and (iii) IB and any other member of the Instruments Group removed as a guarantor of, or obligor under or for, any Health Care Systems Liability or Semiconductor Equipment Liability.

     (b)  Indemnification for Guaranties.  If (i) a party is unable to obtain,
          ------------------------------
or to cause to be obtained, any removal described in paragraph (a) above, or
(ii) Liabilities arise from and after the Effective Time but before a guarantor or obligor with reference to any such Liability is removed pursuant to Section 5.06(a), then such guarantor or obligor shall be indemnified for all Liabilities incurred by it in its capacity as guarantor or obligor by (A) HCS with respect to any Health Care Systems Liabilities, (B) SEB with respect to any Semiconductor Equipment Liabilities, and (C) IB with respect to any Instruments Liabilities. Without limiting the foregoing, each party shall, or shall cause a member of its Group to, reimburse any such guarantor or obligor as soon as practicable (but in no event later than 30 days) following receipt of notice of a payment made pursuant to this Section 5.06(b) in respect of the party's Liabilities.

     (c)  Additional Obligations.  In the event that at any time before or
          ----------------------
after the Distribution Date, a party identifies any letters of credit, interest rate or foreign exchange contracts or other contracts (excluding guarantees) that relate primarily to one business but for which a member of another Group has contingent, secondary, joint, several or other Liability of any nature whatsoever, the party the business of which is primarily liable shall, at its expense, take such actions and enter into such agreements and arrangements as the other party may reasonably request to effect such party's (or the member of each party's Group) release or substitution.

     (d)  Other Releases.  Each party shall use commercially reasonable efforts
          --------------
to obtain, or cause to be obtained, any Consent, substitution or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligation or Liabilities of any nature whatsoever transferred under this Agreement, or to obtain in writing the unconditional release of the assignor so that in each such case, IB shall be solely responsible for the Instruments Liabilities, HCS shall be solely responsible for the Health Care Systems Liabilities and SEB shall be solely responsible for the Semiconductor Equipment Liabilities; provided, however, that no party shall be obligated to
                       --------  -------
pay any consideration therefor (except for filing fees or other similar charges) to any third party from whom such Consents, substitutions, amendments or releases are requested. Whether or not any such Consent, substitution, amendment or release is obtained, nothing in this Section 5.06(d) shall in any way limit the obligations of the parties under Article VII.

     Section 5.07.  Intercompany Agreements.  As of the Effective Time, each
                    -----------------------
party shall (and shall cause each other member of its Group to) terminate each agreement between it and any member of any other Groups (other than this Agreement, the Ancillary Agreements, the Conveyancing and Assumption Instruments and any agreements that do not take effect until the Effective Time); provided,
                                                                      --------
however, that such termination shall not affect any of the rights and/or
-------
obligations of the parties to such agreements that accrued or were incurred before the Effective Time (subject to the terms of Section 2.05(a)).

     Section 5.08.  Nondisclosure Agreements.  Each of SEB and IB agrees to be
                    ------------------------
bound by and subject to the terms and provisions of each of the Nondisclosure Agreements for the same period of time and to the same extent as Varian (or the applicable Subsidiary of Varian that is a party to such Nondisclosure Agreement). Varian shall not, amend, supplement, terminate or waive any provisions of the Nondisclosure Agreements (a) that relate to the Instruments Business without the prior written consent of IB, or (b) that relate to the Semiconductor Equipment Business without the prior written consent of SEB.

     Section 5.09.  Receipts after the Distribution Date.  From and after the
                    ------------------------------------
Distribution Date each party shall (or shall cause the applicable member of its Group to) promptly transfer to the appropriate other party, or the appropriate member of such other party's Group, any property it receives that is an Asset of such other party or a member of the other party's Group. Without limiting the foregoing, funds received by a member of one Group upon payment of accounts receivable that belong to a member of another Group shall be transferred to the other Group as soon as practicable (but in no event later than 30 business days) after receipt of such funds.

     Section 5.10.  Post-Distribution Audit.
                    -----------------------

     (a)  Preparation of Closing Balance Sheets.  As soon as practicable after
          -------------------------------------
the Effective Time, Varian shall cause PricewaterhouseCoopers LLP (or another comparable independent accounting firm selected by Varian (the "Auditors")) to:

          (i) conduct an audit of IB and the IB Subsidiaries in order to prepare and deliver to each of HCS, IB and SEB a consolidated balance sheet for IB and the IB Subsidiaries as of the Effective Time (the "IB Closing Balance Sheet");

          (ii) conduct an audit of HCS and the HCS Subsidiaries in order to prepare and deliver to each of HCS, IB and SEB a consolidated balance sheet for HCS and the HCS Subsidiaries as of the Effective Time (the "HCS Closing Balance Sheet");

          (iii) conduct an audit of SEB and the SEB Subsidiaries in order to prepare and deliver to each of HCS, IB and SEB a consolidated balance sheet for SEB and the SEB Subsidiaries, as of the Effective Time (the "SEB Closing Balance Sheet");

and to deliver such Closing Balance Sheets within 90 days after the Distribution Date.

     (b)  Audit Requirements.  Each of the IB Closing Balance Sheet, the HCS
          ------------------
Closing Balance Sheet and the SEB Closing Balance Sheet shall be prepared on the basis of an audit conducted by the Auditors in accordance with GAAP consistently applied and without giving effect to any change in accounting principles required on account of the consummation of the Distributions, except that, to the extent that any definition contained herein contemplates inclusion or exclusion of an item that would not be included or excluded under GAAP, the Auditors shall compute such item in accordance with such definition. During the course of the preparation of the IB Closing Balance Sheet, the HCS Closing Balance Sheet and the SEB Closing Balance Sheet by the Auditors, and during any period in which there is a dispute regarding either the IB Closing Balance Sheet, the HCS Closing Balance Sheet and the SEB Closing Balance Sheet, each of HCS, IB and SEB, as the case may be, shall cooperate with the Auditors and the other parties and shall have access to all pertinent accounting and each other's records. Each party also shall use its reasonable efforts to cause the work papers of the Auditors in respect of its business to be made available to each of the other parties.

                                  ARTICLE VI
                     ACCESS TO INFORMATION; CONFIDENTIALITY

     Section 6.01.  Provision, Transfer and Delivery of Applicable Corporate
                    --------------------------------------------------------
Records. Except as expressly provided in any Ancillary Agreement,
-------

     (a)  Provision, Transfer and Delivery of SEB Records.  Each of HCS and IB
          -----------------------------------------------
shall (and shall cause each other member of its Group to) as soon as practicable after the Distribution Date transport (at SEB's expense) to SEB the Books and Records in its possession that relate primarily to the Semiconductor Equipment Assets, the Semiconductor Equipment Liabilities or the Semiconductor Equipment Business or are necessary to operate the Semiconductor Equipment Business (collectively, the "SEB Records"), except to the extent such items are already in the possession of any member of the Semiconductor Equipment Group.

     (b)  Provision, Transfer and Delivery of IB Records.  Each of HCS and SEB
          ----------------------------------------------
shall (and shall cause each other member of its Group to) as soon as practicable after the Distribution Date transport (at IB's expense) to IB the Books and Records in its possession that relate primarily to the Instruments Assets, the Instruments Liabilities or the Instruments Business or are necessary to operate the Instruments Business (collectively, the "IB Records"), except to the extent such items are already in the possession of any member of the Instruments Group.

     (c)  Provision, Transfer and Delivery of HCS Records.  Each of SEB and IB
          -----------------------------------------------
shall (and shall cause each other member of its Group to) as soon as practicable after the Distribution Date transport (at HCS's expense) to HCS the Books and Records in its possession that relate primarily to the Health Care Systems Assets, the Health Care Systems Liabilities or the Health Care Systems Business or are necessary to operate the Health Care Systems Business (collectively, the "HCS Records"), except to the extent such items are already in the possession of any member of the Health Care Systems Group.

     Section 6.02.  Access to Books and Records. Unless otherwise contemplated
                    ---------------------------
by Section 6.06, from and after the Distribution Date, each of HCS, SEB and IB shall (and shall cause each other member of its Group to) afford to each other party and its authorized Representatives reasonable access and duplicating rights during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group created before the Distributions insofar as such access is reasonably required by the requesting party for the conduct of the requesting party's business (but not for competitive purposes).

     Section 6.03.  Confidentiality.
                    ---------------
     (a)  General Restriction on Disclosure.  From and after the Distribution
          ---------------------------------
Date, none of HCS, SEB and IB shall (or permit any other member of its Group to) use without the prior written consent of the applicable party and shall (and shall cause each other member of its Group to) hold, and shall cause its Representatives to (and those of any other member of its Group to) hold, in strict confidence, all information concerning each other party and the other members of each other party's Group in its possession, custody or control to the extent such information either:

          (i)  relates to the period up to the Distribution Date;

          (ii) relates to any Ancillary Agreement; or

          (iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement,

and shall not (and shall cause each other member of its Group not to) otherwise release or disclose such information to any other Person, except its Representatives (who shall be bound by this Section 6.03), without the prior written consent of the applicable party or parties, unless compelled by judicial or administrative process or, in the opinion of such party's counsel, required by Law and such party has used commercially reasonable efforts to consult with the applicable party or parties before such disclosure.

     (b)  Exceptions to Confidential Treatment. Notwithstanding paragraph (a),
          ------------------------------------
no party shall be prohibited from using or permitting the use of, or required to hold in confidence and not release or disclose, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information was used or held for use in such party's business before the Distribution Date, (iii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, (iv) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant to this Agreement permits the use or disclosure of such information by such party, or (v) such information is necessary for such party to investigate, evaluate, defend or prosecute any claim or Action involving any other party to this Agreement.

     Section 6.04.  Witness Services.  From and after the Distribution Date,
                    ----------------
each of HCS, SEB and IB shall use its commercially reasonable efforts to make available to each other party, upon reasonable written request, the officers, directors, employees and agents of each member of its Group for consultation and/or as witnesses to the extent that (a) such Persons may reasonably be useful or required in connection with the prosecution or defense of any Action or the investigation of any claim which involves the interests of the requesting party or any member of its Group; and (b) there is no conflict in the Action or claim between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this Section or any member of such party's Group. The employing party agrees that such consultant or witness shall be made available to the requesting party to the same extent that the employing party would have made such consultant or witness available if the Distributions had not occurred.

     Section 6.05.  Reimbursement; Other Matters. Except as otherwise
                    ----------------------------
contemplated by this Agreement (including circumstances in which indemnification is sought pursuant to Article VII) or by any Ancillary Agreement, a party providing Books and Records or access to information or consulting or witness services to any other party (or such party's Representatives) under this Article VI shall be entitled to receive from such other party, upon the presentation of invoices therefor reimbursement for all Costs (including the Costs of employees providing consulting and witness services in connection with litigation and Costs of employees providing information), as may be reasonably incurred in providing such Books and Records or access to information, consulting or witness services.

     Section 6.06.  Retention of Records.  Except when a longer period is
                    --------------------
required by Law or is expressly provided for in this Agreement, any Ancillary Agreement or the retention policy of Varian as of the date of this Agreement, each party shall (and shall cause the members of its Group to) retain, for a period of at least seven years after the Distribution Date, all material information (including all material Books and Records) relating to such Group and its operations before the Distribution Date. Notwithstanding the foregoing, when retention of information is no longer required by Law or expressly provided for in another Section of this Agreement or any Ancillary Agreement, any party may offer in writing to deliver to the other parties all or a portion of such information that relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly deliver such information (or copies thereof) to each accepting party (at the expense of the accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time after expiration of such 90-day period.

     Section 6.07.  Privileged Matters.
                    ------------------

     (a)  Privileged Information.  Each party shall (and shall cause the
          ----------------------
members of its Group to) use its reasonable efforts to maintain, preserve, protect and assert all privileges against disclosure (including the attorney-client privilege, the attorney work product privilege and the self-evaluation privilege) that apply to any Books and Records or other information of any member of any other Group relating to any period before the Distribution Date ("Privilege" or "Privileges"). Each party shall use its reasonable efforts not to waive (or permit any member of its Group to waive) any such Privilege that could be asserted under applicable Law without the prior written consent of the other party or parties having the right to assert or waive such Privilege pursuant to this Section. HCS shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of any and all Privileges which relate primarily to the Health Care Systems Business or to Health Care Systems Liabilities; SEB shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of all Privileges which relate primarily to the Semiconductor Equipment Business or to Semiconductor Equipment Liabilities; and IB shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of all Privileges which relate primarily to the Instruments Business or to Instruments Liabilities.

     (b)  Compelled Disclosure.  To the extent that a party is compelled by
          --------------------
judicial or administrative process to disclose any information under circumstances in which any Privilege would be available ("Privileged Information"), such party agrees to assert such Privilege in good faith before making such disclosure. Each party shall consult with each applicable party upon receipt by a party or any member of its Group of any subpoena, discovery or other request that calls for production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which calls for the production or disclosure of Privileged Information, including regarding whether any Privilege is available. Each party shall cooperate with each applicable party and its counsel participating in any hearing or other proceeding in respect of such disclosure and assertion of Privilege. Nothing in this Section requires any party to subject itself to sanctions in connection with any compelled disclosure. Notwithstanding the foregoing, each party shall be permitted to disclose Privileged Information in any proceeding in which such party is in an adversarial position to any other party to this Agreement.

     (c)  No Waiver.  The parties understand and agree that the transfer of
          ---------
any Books and Records or other information between any members of the Health Care Systems Group, the Semiconductor Equipment Group or the Instruments Group shall be made in reliance on the agreements of Varian, SEB and IB, as set forth in Section 6.03 and this Section, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section 6.01, the access to information being granted pursuant to Section 6.02, the agreement to provide witnesses and individuals pursuant to Section 6.04 and the transfer of Privileged Information to any party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to each party in, or the obligations imposed upon each party by, this Section.

                                  ARTICLE VII
                                INDEMNIFICATION

     Section 7.01.  Survival of Agreements.  All covenants and agreements of the
                    ----------------------
parties contained in this Agreement and all covenants and agreements of the parties contained in the Ancillary Agreements shall survive the Distribution Date except as expressly provided herein and therein, and shall not be merged into any deeds or other transfer or closing instruments or documents, including the Conveyancing and Assumption Instruments.

     Section 7.02.  Taxes.  This Article VII shall not be applicable to any
                    -----
Indemnifiable Losses related to (a) Taxes, which shall be governed by the Tax Sharing Agreement, or (b) which are otherwise expressly provided for in the Ancillary Agreements.

     Section 7.03.  Indemnification by HCS.  Except as expressly provided in
                    ----------------------
this Agreement or any Ancillary Agreement, and subject to Sections 7.02 and 7.06, (a) HCS shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the SEB Indemnitees and the IB Indemnitees from and against any and all Indemnifiable Losses of the SEB Indemnitees and the IB Indemnitees, respectively, arising out of, relating to or resulting from either (i) the Health Care Systems Liabilities or (ii) the breach by HCS or Varian of any provision of this Agreement, or any Ancillary Agreement and (b) HCS shall bear the cost of and indemnify, defend and hold harmless the SEB Indemnitees and the IB Indemnitees from one-third of the Indemnifiable Losses, as incurred, arising out of, relating to or resulting from the Shared Liabilities; provided, however,
                                                              ------------------
that, except as otherwise provided in this Agreement or any Ancillary Agreement, in the case of an Indemnifiable Loss in respect of a Shared Liability arising out of, relating to or resulting from the management or conduct of the Health Care Systems Business and the Instruments Business or the Health Care Systems Business and the Semiconductor Equipment Business, HCS shall bear the cost of and indemnify, defend and hold harmless IB and SEB, respectively, from one-half of the Indemnifiable Losses, as incurred.

     Section 7.04.  Indemnification by SEB.  Except as expressly provided in
                    ----------------------
this Agreement or any Ancillary Agreement, and subject to Sections 7.02 and 7.06, (a) SEB shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the HCS Indemnitees and the IB Indemnitees from and against any and all Indemnifiable Losses of the HCS Indemnitees and the IB Indemnitees, respectively, arising out of, relating to or resulting from either (i) the Semiconductor Equipment Liabilities, or (ii) the breach by SEB of any provision of this Agreement or any Ancillary Agreement, and (b) SEB shall bear the cost of and indemnify, defend and hold harmless the HCS Indemnitees and the IB Indemnitees from one-third of the Indemnifiable Losses, as incurred, arising out of, relating to or resulting from the Shared Liabilities; provided, however,
                                                          ------------------
that, except as otherwise provided in this

Agreement or any Ancillary Agreement, in the case of an Indemnifiable Loss in respect of a Shared Liability arising out of, relating to or resulting from the management or conduct of the Semiconductor Equipment Business and the Instruments Business or the Semiconductor Equipment Business and the Health Care Systems Business, SEB shall bear the cost of and indemnify, defend and hold harmless IB and HCS, respectively, from one-half of the Indemnifiable Losses as incurred.

     Section 7.05.  Indemnification by IB.  Except as expressly provided in this
                    ---------------------
Agreement or any Ancillary Agreement, and subject to Sections 7.02 and 7.06, (a) IB shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the HCS Indemnitees and the SEB Indemnitees from and against any and all Indemnifiable Losses of the HCS Indemnitees and the SEB Indemnitees, respectively, arising out of, relating to or resulting from either (i) the Instruments Liabilities or (ii) the breach by IB of any provision of this Agreement or any Ancillary Agreement, and (b) IB shall bear the cost of and indemnify, defend and hold harmless the HCS Indemnitees and the SEB Indemnitees from one-third of the Indemnifiable Losses as incurred, arising out of, relating to or resulting from the Shared Liabilities; provided, however, that, except as
                                             ------------------
otherwise provided in this Agreement or any Ancillary Agreement, in the case of an Indemnifiable Loss in respect of a Shared Liability arising out of, relating to or resulting from the management or conduct of the Instruments Business and the Health Care Systems Business or the Instruments Business and the Semiconductor Equipment Business, IB shall bear the cost of and indemnify, defend and hold harmless HCS and SEB, respectively, from one-half of the Indemnifiable Losses, as incurred.

     Section 7.06.  Limitations on Indemnification Obligations.
                    ------------------------------------------

     (a)  Reductions for Insurance Proceeds and Other Recoveries.  The amount
          ------------------------------------------------------
that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 7.03, 7.04 or 7.05, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

     (b)  Adjustments for Taxes.  The amount of any Indemnifiable Loss shall be
          ---------------------
appropriately adjusted so that the amount of such Indemnifiable Loss is (i) increased by the amount of all Income Taxes payable with respect to any payments received from the Indemnifying Party or Indemnifying Parties, and (ii) reduced by the amount of all Income Tax benefits from the incurrence or payment of any such Indemnifiable Loss by the Indemnitee, as determined pursuant to the next paragraph.

     In computing the amount of Income Taxes payable or Income Tax benefit, (i) in the absence of any change in treatment under the Code or applicable Tax Law, payments with respect to contingent Liabilities attributable to periods before the Distribution Date shall be treated for income tax purposes by the Indemnitee and the Indemnifying Parties (and if Varian is neither the Indemnitee nor the Indemnifying Party, by Varian) as distributions or capital contributions, as appropriate, occurring immediately before the Distributions on the Distribution Date, (ii) it shall be assumed that the highest marginal Tax rates in effect are applicable to the Indemnitee, and (iii) such determination shall be made without regard to whether any actual increase or decrease in Tax is realized by the Indemnitee.

     If, notwithstanding the manner in which indemnity payments are reported, there is an adjustment to the Tax Liability of a party as a result of its receipt of an indemnity payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof, shall equal the amount of the payment which the Indemnitee would otherwise be entitled to receive pursuant to this Agreement.

     (c)  Foreign Currency Adjustments.  In the event that any indemnification
          ----------------------------
payment required to be made hereunder shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined as follows:

          (i) with respect to any Indemnifiable Loss arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

          (ii) with respect to any Indemnifiable Loss covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurer in settling such Indemnifiable Losses with the Indemnifying Party; and

          (iii) with respect to any Indemnifiable Loss not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Loss is given to the Indemnitee.

     Section 7.07.  Procedures for Indemnification.  Except as expressly
                    ------------------------------
provided in any Ancillary Agreement:

     (a)  Notice of Third Party Claims (Other than Shared Liabilities).  If a
          ------------------------------------------------------------
claim or demand is made against an Indemnitee by any Person who is not a party to this Agreement or a Subsidiary thereof (a "Third Party Claim") for which an Indemnifying Party may be liable under this Agreement other than with respect to a Shared Liability, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that no delay by the
                                 --------  -------
Indemnitee in giving such notice shall affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party is actually prejudiced by such delay (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (b)  Legal Defense of Third Party Claims.  If a Third Party Claim is made
          -----------------------------------
against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee for the Third Party Claim, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of such Third Party Claim. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than the period during which the Indemnitee failed to give notice of the Third Party Claim). If the Indemnifying Party elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

     (c)  Third Party Claims (Shared Liabilities).  If a Third Party Claim in
          ---------------------------------------
respect of a Shared Liability is made against an Indemnitee, such Indemnitee shall notify the Indemnifying Parties in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided,
                                                                       --------
however, that no delay by the Indemnitee in giving such notice shall affect the
-------
Indemnitee's right to indemnification hereunder except to the extent an Indemnifying Party is actually prejudiced by such delay (except that the Indemnifying Party or Parties shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party or Parties, promptly (and in any event within ten business days) after the

Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     The party designated on Schedule 1.01(a) or (b) to have management responsibility for the related Shared Liability (the "Managing Party") shall have management and administrative responsibility for the Third Party Claim (unless no party is so designated, in which case the Managing Party shall be as agreed among the affected parties). Such management and administrative responsibility shall entail the defense of such Third Party Claim, negotiation with claimants and potential claimants (subject to the limitations in the following paragraph) and other reasonably related activities. Unless the Managing Party is an Indemnifying Party that does not acknowledge in writing its obligations to indemnify the Indemnitee for the Third Party Claim to the extent contemplated by this Agreement, the Managing Party may assume the defense thereof with counsel selected by such Managing Party. If the Managing Party assumes the defense of the Third Party Claim, the legal or other expenses in respect of such Third Party Claim incurred by or on behalf of any Person other than such Managing Party shall not be Indemnifiable Losses for purposes of this Agreement, except for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Managing Party has failed to assume the defense of the Third Party Claim (other than the period during which the Indemnitee failed to give notice of the Third Party Claim). Each Indemnitee and each Indemnifying Party shall cooperate with any Managing Party and each other in the defense or prosecution of such Third Party Claim. All costs and expenses (including attorneys' fees and all out-of-pocket expenses, together with the Costs of the Managing Party (if the Managing Party assumes the defense of the Third Party Claim)) incurred in connection with a Third Party Claim in respect of a Shared Liability shall be included as a part of the Indemnifiable Losses.

     (d)  Notwithstanding Sections 7.07(b) and 7.07(c):

          (i) an Indemnifying Party (or the Managing Party, as applicable) shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim to the extent contemplated by this Agreement) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages and is materially prejudicial to the Indemnitee's business; provided, however, that if such equitable relief or other relief
               --------  -------
     portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party (or the Managing Party, as applicable) shall be entitled, but not required, to assume the defense of the portion relating to money damages;

          (ii) an Indemnifying Party (or the Managing Party, as applicable) shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim to the extent contemplated by this Agreement) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and any Indemnifying Party exists, in respect of such Third Party Claim; and

          (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party (or the Managing Party, as applicable) shall fail to assume or withdraws from the defense of such Third Party Claim, the Indemnitee may resume the defense thereof and the Indemnifying Party (or Indemnifying Parties as applicable) shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

     (e)  Settlement of Third Party Claims.
          --------------------------------

          (i) No Indemnitee (or the Managing Party, as applicable) shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim or consent to the entry of any judgment without each Indemnifying Party's prior written consent; provided, however, that the
                                                 --------  -------
     Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim or consent to the entry of any judgment without the prior written consent of the Indemnifying Party or Indemnifying Parties if (A) the Indemnitee releases each Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise materially adversely affect the Indemnifying Party or Indemnifying Parties, or (B) the Indemnifying Party (or the

     Managing Party, as applicable) has failed to assume the defense of the Third Party Claim within 90 days after the receipt of notice thereof.

          (ii) No Indemnifying Party (or Managing Party, as applicable) shall settle, compromise or discharge any Third Party Claim or consent to any judgment without each Indemnitee's prior written consent unless (A) an unconditional term of such settlement, compromise or discharge thereof is delivery by the claimant or the plaintiff to the Indemnitee of a written release of all Liability in respect of such Third Party Claims, (B) the Indemnifying Party pays the full amount of the Liability in connection with such Third Party Claim, and (C) such settlement, compromise or discharge would not otherwise materially adversely affect the Indemnitee.

     (f)  Other Claims.  Any claim for an Indemnifiable Loss which does not
          ------------
result from a Third Party Claim shall be asserted by the Indemnitee by written notice and in reasonable detail to the applicable Indemnifying Party. The Indemnifying Party shall have 90 days from the date that it receives written notice during which to notify the Indemnitee in writing of its good faith objections, if any, to the Indemnitee's notice of claims for indemnification describing in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver a written notice of objection within such 90-day period, the Indemnifying Party shall be deemed not have any objections to such notice or such claim. If the Indemnifying Party does deliver such written notice of objection within such 90-day period, the Indemnifying Party and the Indemnitee shall attempt in good faith to resolve any such dispute within 90 days of receipt by the Indemnitee of such written notice of objection. If the Indemnifying Party and the Indemnitee are unable to resolve any such dispute within such 90-day period, such dispute shall be submitted to the Separation Committee in accordance with the procedures set forth in Article IX.

     Section 7.08.  Indemnification Payments.  Indemnification required by this
                    ------------------------
Article VII shall be made by quarterly payments of the amount thereof (other than individual amounts of $100,000 or more, which shall be paid within ten business days) during the course of the investigation or defense; provided,
                                                                  --------
however, that if the applicable Indemnitee is a Subsidiary of a party that is
-------
organized under a jurisdiction not in the United States, the payments shall, in lieu thereof, be made to HCS, IB or SEB, as applicable.

     Section 7.09.  Certain Legal Proceedings.
                    -------------------------

     (a)  IB Third Party Claims.  On the Distribution Date, IB shall assume
          ---------------------
(or shall cause one of its Subsidiaries to assume) (i) the prosecution of all claims which are Instruments Assets and are pending on the Distribution Date, and (ii) control of the defense against all Third Party Claims which are Instruments Liabilities and are pending on the Distribution Date, including, in each case, those set forth on Schedule 7.09(a).

     (b)  SEB Third Party Claims.  On the Distribution Date, SEB shall assume
          ----------------------
(or shall cause one of its Subsidiaries to assume) (i) the prosecution of all claims which are Semiconductor Equipment Assets and are pending on the Distribution Date and (ii) control of the defense against all Third Party Claims which are Semiconductor Equipment Liabilities and are pending on the Distribution Date, including, in each case, those set forth on Schedule 7.09(b).

     (c)  HCS Third Party Claims.  HCS (or its Subsidiaries) shall retain (i)
          ----------------------
the prosecution of all claims which are Health Care Systems Assets and are pending on the Distribution Date, and (ii) control of the defense against all Third Party Claims which are Health Care Systems Liabilities and are pending on the Distribution Date, including, in each case, those set forth on Schedule 7.09(c).

     (d)  Shared Assets/Shared Liabilities.  The Managing Party shall assume or
          --------------------------------
retain the (i) prosecution of all claims that are Shared Assets and are pending on the Distribution Date and (ii) control of the defense against all Third Party Claims which are Shared Liabilities and are pending on the Distribution Date, including, in each case, those set forth on Schedule 7.09(d).

     Section 7.10.  Survival of Indemnities.  The obligations of HCS, SEB and IB
                    -----------------------
under this Article VII shall survive the sale or other transfer by any of them of any Assets or businesses or the assignment by any of them of any Liabilities with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

     Section 7.11.  Contribution.  To the extent that indemnification provided
                    ------------
for under Section 7.03, 7.04 or 7.05 is unavailable to hold harmless an Indemnitee in respect of any Indemnifiable Loss, then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault (to be determined through the procedures provided for in Article IX) of the Indemnifying Party on the one hand and of the Indemnitee on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Loss as well as any other relevant equitable considerations.

     Section 7.12.  Exclusive Mechanism; Waiver of Jury Trial. Each of IB, SEB
                    -----------------------------------------
and HCS, on behalf of itself and each member of its Group, agrees that the procedures set forth in this Article VII, together with Article IX, shall be the sole and exclusive mechanism for the resolution of any dispute, controversy or claim relating to any of the matters set forth in Sections 7.03, 7.04 and 7.05. Each of IB, SEB and HCS, on behalf of itself and each member of its Group, irrevocably waives any right to any trial by jury with respect to any dispute, controversy or claim arising out of, relating to or resulting from this Agreement or any Ancillary Agreement.

     Section 7.13.  Failure to Satisfy Indemnification Obligation.  In the
                    ---------------------------------------------
event that (a) it is finally determined that an Indemnifying Party is liable to an Indemnitee hereunder in respect of an Indemnifiable Loss, and (b) a court of competent jurisdiction prohibits such Indemnifying Party from satisfying all or a part of its obligations to the Indemnitee hereunder(for indemnification or contribution) in respect of such Indemnifiable Loss, then the amount of the Indemnifiable Loss that is not satisfied shall be treated as a Shared Liability of the parties to this Agreement other than the Indemnifying Party, with each such other party bearing one-half of such amount.

     Section 7.14.  Treatment of Shared Assets.
                    --------------------------

     (a)  Prosecution of Claims.  The Managing Party in respect of a Shared
          ---------------------
Asset, or such other party as the parties hereto shall agree (or if they cannot agree, HCS) shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Asset.

     (b)  Disposition of Benefit.  Any benefit that may be received from a
          ----------------------
Shared Asset shall be shared, one-third each, among HCS, IB and SEB, except to the extent that the benefit relates to a Shared Asset received in respect of a Shared Liability, the indemnification obligations for which are borne by only two of the parties pursuant to Sections 7.03, 7.04 or 7.05, in which event such benefit shall be shared, one-half each, by the parties bearing the indemnification obligation.

     (c)  Shared Asset Payments.  The amount of any benefit from a Shared Asset
          ---------------------
shall be payable by the party receiving the benefit (net of the Costs incurred in collecting such benefit, if the party is not otherwise indemnified with respect to such Costs under other provisions of this Article VII) to the other parties quarterly (other than individual amounts of $100,000 or more, which shall be paid within ten business days) as such benefits are received.

     (d)  Adjustment for Taxes.  The amount of benefits determined pursuant to
          --------------------
this Section 7.14 shall be appropriately adjusted to take into account Income Taxes in a manner consistent with Section 7.06(b).

                                 ARTICLE VIII
                                   INSURANCE

     Section 8.01.  Policies and Rights Included within Assets.
                    ------------------------------------------

     (a)  New and Existing Insurance.  As of the Effective Time, each of the
          --------------------------
Groups shall be responsible for arranging separate Policies with respect to Actions and Liabilities arising after the Effective Time with respect to such Group and its business. As of the Effective Time, all prepaid and unused premiums, and all refunds received thereafter with respect to each Company Policy that inured to the benefit of more than one Group before the Effective Time, except as provided in Section 8.04, shall be distributed or retained one-third each to HCS, IB and SEB (or one-half each to the affected parties if only two parties were insured under the applicable Company Policy). To the extent any party receives any such refund, the party receiving the refund shall promptly transfer to the other parties the portion of such refund to which each such other party is entitled.

     (b)  IB's Insurance.  Without limiting the generality of the definition of
          --------------
the Instruments Assets set forth in Section 1.01 or the effect of Section 2.02, the Instruments Assets shall include any and all rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising before the Effective Time, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred before the Distribution Date by any party in connection with the Instruments Assets or the conduct of the Instruments Business or, to the extent any claim is made against IB or any IB Subsidiary, the conduct of the Health Care Systems Business or the Semiconductor Equipment Business (a "IB Claim"); provided, however, that nothing in this paragraph (b) shall be deemed
         --------  -------
to constitute (or to reflect) an assignment of such Company Policies, or any of them, to IB. Except for Insurance Proceeds paid to or on behalf of any member of the Health Care Systems Group or the Semiconductor Equipment Group at the direction of IB in satisfaction of a claim that would otherwise be subject to indemnification by IB under Article VII, IB shall be entitled to receive from Varian any Insurance Proceeds with respect to any IB Claims under the Company Policies, including reimbursement for Instruments Liabilities.

     (c)  SEB's Insurance.  Without limiting the generality of the definition
          ---------------
of the Semiconductor Equipment Assets set forth in Section 1.01 or the effect of
Section 2.02, the Semiconductor Equipment Assets shall include any and all rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising before the Effective Time, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred before the Distribution Date by any party in connection with the Semiconductor Equipment Assets or the conduct of the Semiconductor Equipment Business or, to the extent any claim is made against SEB or any SEB Subsidiary, the conduct of the Instruments Business or the Health Care Systems Business, (an "SEB Claim"); provided, however, that
                                                       --------  -------
nothing in this paragraph (c) shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to SEB. Except for Insurance Proceeds paid to or on behalf of any member of the Instruments Group or the Health Care Systems Group at the direction of SEB in satisfaction of a claim that would otherwise be subject to indemnification by SEB under Article VII, SEB shall be entitled to receive from Varian any Insurance Proceeds with respect to any SEB Claims under the Company Policies, including reimbursement for Semiconductor Equipment Liabilities.

     (d)  HCS's Insurance.  Without limiting the generality of the definition
          ---------------
of the Health Care Systems Assets set forth in Section 1.01, the Health Care Systems Assets shall include any and all rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto including rights of indemnity and the right to be defended by or at the expense of the insurer, other than the rights that are included in the Instruments Assets or the Semiconductor Equipment Assets.

     Section 8.02.  Claims.
                    ------

     (a)  Assignment of Rights to the Instruments Group.
          ---------------------------------------------

          (i) The parties agree that as of the Effective Time, Varian shall be deemed (A) to have assigned to the Instruments Group, all the other Groups' rights, if any, as an insured party or an additional named insured party including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the Company Policies with respect to such IB Claims as are pending on the Distribution Date, and (B) to the extent necessary to provide the Instruments Group all the benefit of such insurance with respect to IB Claims, to designate IB, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided,
                                                                 --------
     however, that nothing in this Section 8.02(a) shall be deemed to constitute
     -------
     or reflect the assignment of any of the Company Policies to the Instruments Group. If, after the Distribution Date, the Instruments Group shall be entitled to payment or reimbursement with respect to an IB Claim or any Person shall assert an IB Claim, then HCS shall at the time such IB Claim arises or is asserted be deemed (A) to assign, without need of further documentation, to the Instruments Group all of the Health Care Systems Group's rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer, under the applicable Company Policy with respect to such IB Claim and (B) to the extent necessary to provide the Instruments Group with the benefit of such insurance with respect to IB Claims, to designate IB, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this
                                  --------  -------
     Section 8.02(a) shall be deemed to constitute or reflect the assignment of any of the Company Policies to the Instruments Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the Instruments Group, HCS shall use all reasonable efforts to collect such Insurance Proceeds and forward them to IB.

          (ii) In the event of payment of an IB Claim by the Instruments Group after the Distribution Date, IB, or the applicable member of the Instruments Group shall be subrogated to and stand in the place of HCS or the applicable member of any other Group as to any rights, events or circumstances in respect of which IB or the applicable member of the Instruments Group may have any right or claim under this Agreement or otherwise against any such insurer relating to such IB Claim. The parties shall cooperate with the Instruments Group in a reasonable manner in prosecuting any subrogated right or claim.

     (b)  Assignment of Rights to the Semiconductor Equipment Group.
          ---------------------------------------------------------

          (i) The parties agree that as of the Effective Time, Varian shall be deemed (A) to have assigned to the Semiconductor Equipment Group, all the other Groups' rights, if any, as an insured party or an additional named insured party including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the Company Policies with respect to such SEB Claims as are pending on the Distribution Date, and (B) to the extent necessary to provide the Semiconductor Equipment Group all the benefit of such insurance with respect to SEB Claims, to designate SEB, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this Section 8.02(b) shall be deemed to
     --------  -------
     constitute or reflect the assignment of any of the Company Policies to the Semiconductor Equipment Group. If, after the Distribution Date, the Semiconductor Equipment Group shall be entitled to payment or reimbursement with respect to a SEB Claim or any Person shall assert a SEB Claim, then HCS shall at the time such SEB Claim arises or is asserted be deemed (A) to assign, without need of further documentation, to the Semiconductor Equipment Group all of the Health Care Systems Group's rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer, under the applicable Company Policy with respect to such SEB Claim and (B) to the extent necessary to provide the Semiconductor Equipment Group with the benefit of such insurance with respect to SEB Claims, to designate SEB, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this Section 8.02(b) shall be deemed to
     --------  -------
     constitute or reflect the assignment of any of the Company Policies to the Semiconductor Equipment Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the Semiconductor Equipment Group, HCS shall use all reasonable efforts to collect such Insurance Proceeds and forward them to SEB.

          (ii) In the event of payment of a SEB Claim by the Semiconductor Equipment Group after the Distribution Date, SEB, or the applicable member of the Semiconductor Equipment Group shall be subrogated to and stand in the place of HCS or the applicable member of any other Group as to any rights, events or circumstances in respect of which SEB or the applicable member of the Semiconductor Equipment Group may have any right or claim under this Agreement or otherwise against any such insurer relating to such SEB Claim. The parties shall cooperate with the Semiconductor Equipment Group in a reasonable manner in prosecuting any subrogated right or claim.

     Section 8.03.  Administration; Other Matters.  Consistent with the
                    -----------------------------
provisions of Article VII, after the Distribution Date,

     (a)  HCS's Responsibilities.  HCS shall be responsible for (i) Insurance
          ----------------------
Administration of the Company Policies, and (ii) Claims Administration with respect to any Health Care Systems Liabilities, any Health Care Systems Assets or any claims as to which the Health Care Systems Group has retained rights of reimbursement or subrogation under this Agreement or any Ancillary Agreement. It is understood that the retention of the Company Policies by HCS is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim or any other rights under the Company Policies.

     (b)  IB's Responsibilities.  IB shall be responsible for Claims
          ---------------------
Administration with respect to any Instruments Liabilities, Instruments Assets or any claims as to which the Instruments Group has rights of reimbursement or subrogation under this Agreement or any Ancillary Agreement.

     (c)  SEB's Responsibilities.  SEB shall be responsible for Claims
          ----------------------
Administration with respect to any Semiconductor Equipment Liabilities, Semiconductor Equipment Assets or any claims as to which the Semiconductor Equipment Group has rights of reimbursement or subrogation under this Agreement or any Ancillary Agreement.

     (d)  The Managing Party's Responsibilities.  The Managing Party shall be
          -------------------------------------
responsible for Claims Administration with respect to Insured Claims for Shared Liabilities.

     (e)  Notice.  In the event that HCS, SEB or IB makes an Insured Claim
          ------
under a Company Policy, such party shall deliver notice to the other parties of such Insured Claim and shall keep the other parties periodically updated as to the status of such Insured Claim.

     Section 8.04.  Retrospectively Calculated Insurance Premiums. Each party
                    ---------------------------------------------
shall pay or receive its share of retrospectively calculated additional or return premiums or assessments, policy dividends or audited exposures after the Distribution Date for coverage under the Company Policies with respect to their respective Liabilities which are Insured Claims under the Company Policies. Such shares shall be determined consistent with losses incurred or audited exposure with respect to the Assets or businesses of the parties for that specific line of insurance coverage, as determined in an independent underwriting analysis. Each party shall have the right, but not the obligation, to pay any additional premiums under the Company Policies with respect to the other parties' Liabilities which are Insured Claims under the Company Policies to the extent that one or more other parties does not pay such premium, in which event the non-paying party or parties shall promptly reimburse the payor for any premiums paid by the payor with respect to such non-paying party's Liabilities.

     Section 8.05.  Allocation of Insurance Proceeds; Cooperation.
                    ---------------------------------------------

     (a)  Allocation of Insurance Proceeds.  Except as otherwise provided in
          --------------------------------
Section 8.01, Insurance Proceeds received with respect to claims, costs and expenses under the Company Policies shall be paid to HCS with respect to Health Care Systems Liabilities that are Insured Claims, to IB with respect to Instruments Liabilities that are Insured Claims and to SEB with respect to Semiconductor Equipment Liabilities that are Insured Claims. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the Company Policies shall be made to the appropriate party upon receipt from the insurer. Insurance Proceeds received with respect to Shared Liabilities shall be paid to the party or other Person bearing the Liability that represents the Insured Claim.

     (b)  Maximization of Coverage.  Each party agrees to use commercially
          ------------------------
reasonable efforts to maximize available coverage under the Company Policies for all Insured Claims whether or not such party is the expected beneficiary of Insurance Proceeds under such Company Policies in respect of such Insured Claims. As part of such efforts to maximize insurance coverage, each party agrees to take all commercially reasonable actions to recover such amounts as are or might be due from all other responsible parties in respect of an Insured Claim, including Insured Claims as to which coverage limits under the Company Policies would be or would have been exceeded as a result of such Insured Claim and whether or not such party is expected to benefit directly from such effort and to engage in reasonable settlement negotiations and consider reasonable offers of settlement or compromise with respect to any Liabilities that represent Insured Claims. Each party further agrees to name each other party to this Agreement as an additional insured (up to a maximum of $10,000,000) under each liability Policy maintained by such Party during the three-year period commencing on the Distribution Date for claims under Article VII of this Agreement.

     (c)  Multiple Claims.  Where Health Care Systems Liabilities and/or
          ---------------
Instruments Liabilities and/or Semiconductor Equipment Liabilities, as applicable, are covered under the same Company Policies for periods before the Distribution Date, or covering claims made after the Distribution Date with respect to an event or an occurrence before the Distribution Date, then the Health Care Systems Group, the Instruments Group and the Semiconductor Equipment Group, as applicable, may claim coverage for Insured Claims under such Company Policies to the extent of liability or other coverage of such Company Policies. Each party may receive Insurance Proceeds in respect of its Insured Claims as and when payable under the terms of the applicable Company Policies without regard to whether the Insured Claim covers Health Care Systems Liabilities, Instruments Liabilities or Semiconductor Equipment Liabilities; provided,
                                                                --------
however, that before receiving payment under a Company Policy, the party making
-------
the claim shall be required to have retained a portion of the Liability underlying such Insured Claim equal to the amount of the self insurance retention or deductible. In the event that the aggregate limits on any

Company Policy is exceeded by the aggregate of paid Insured Claims, no Group shall be entitled to reimbursement from another Group.

     Section 8.06.  Reimbursement of Expenses.  Each of IB or SEB shall
                    -------------------------
reimburse the applicable insurer (or any applicable third-party administrator) to the extent required under any Company Policy (or service agreement) for any services performed after the Distribution Date with respect to any and all IB Claims or SEB Claims, respectively, which are paid, settled, adjusted, defended and/or otherwise handled by such insurer or third-party administrator under the terms and conditions of such Company Policy (or any service agreement with any such third-party administrator).

     Section 8.07.  Insurer Insolvency or Coverage Controversy. None of IB,
                    ------------------------------------------
HCS and SEB shall be liable to one another for claims not reimbursed by insurers for any reason, including co-insurance provisions, deductibles, adequacy of limits, self-insurance retentions, bankruptcy or insolvency of any insurer, any coverage disputes, any failure to timely claim or any defect in such claim or its processing or exhaustion of Company Policy aggregates.

     Section 8.08.  Agreement for Waiver of Conflict and Shared Defense.  In the
                    ---------------------------------------------------
event that Insured Claims of more than one of the parties exist relating to the same occurrence, the applicable parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Section 8.08 shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of Law or otherwise.

     Section 8.09.  Direct Responsibility for Claims; Additional Insurance; No
                    ----------------------------------------------------------
Modifications.
-------------

     (a)  Notification to Insurers.  Varian agrees to use commercially
          ------------------------
reasonable efforts to notify all known liability insurers under the Company Policies of the Distributions and to seek an endorsement by such insurers that the coverage provided by such Company Policies will apply to the Health Care Systems Group, the Instruments Group and the Semiconductor Equipment Group, as organized and existing on the Distribution Date, with the same force and effect and subject to the same terms, conditions and exclusions as if the separation of Varian and the Distributions had not occurred (it being understood that Varian shall be under no obligation to pay any amounts or otherwise incur any Liabilities in connection therewith). In the event such endorsement is refused, Varian agrees to use commercially reasonable efforts to place the Instruments Group and the Semiconductor Equipment Group in the same position as each would have been had such endorsement been agreed upon by such insurers (it being understood that Varian shall be under no obligation to pay any amounts or otherwise incur any Liabilities in connection therewith). Each of HCS, IB and SEB shall have the right to use commercially reasonable efforts to negotiate agreements with any and all insurers or third party administrators for the assumption of direct responsibility for any and all Liabilities related to it under any Company Policies, and Varian shall provide commercially reasonable assistance in this effort.

     (b)  Post-Distribution Date Actions.  After the Distribution Date, none
          ------------------------------
of HCS, IB or SEB or any member of their respective Groups shall, without the prior written consent of the other parties, provide any insurer with a release, or amend, modify or waive any rights under any Policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights to coverage of any member of the other Groups thereunder; provided, however, that, except as expressly provided in this Agreement, the
--------  -------
foregoing shall not (i) preclude any member of any Group from presenting any claim or, subject to Section 8.05, from exhausting any Policy limit, (ii) require any member of any Group to pay any premium or other amount or to incur any Liability, or (iii) require any member of any Group to renew, extend or continue any Policy in force. Each of HCS, IB and SEB shall share such information as is reasonably necessary in order to permit the others to manage and conduct its insurance matters in an orderly fashion.

     (c)  Additional Insurance.  Nothing in this Agreement shall be deemed to
          --------------------
restrict any member of the Instruments Group or the Semiconductor Equipment Group from acquiring, at its own expense, any other insurance policy in respect of any Liabilities or covering any period to the extent such insurance policy does not contravene or abrogate any rights of any member of the other Groups under any of the Company Policies or increase (or potentially increase) premiums thereunder, whether prospectively or retroactively.

                                  ARTICLE IX
                               DISPUTE RESOLUTION

     Section 9.01.  Separation Committee.
                    --------------------

     (a)  Composition and Responsibility of Committee.  As of the Effective
          -------------------------------------------
Time, HCS, IB and SEB shall form a committee (the "Separation Committee") comprised of one representative designated from time-to-time by the chief executive officer of each of the parties. Except as otherwise expressly provided in this Agreement, until the tenth anniversary of the Effective Time, the Separation Committee shall be responsible for resolving any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement or any Ancillary Agreement (or any amendment hereto or thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement or any of the Ancillary Agreements, including any dispute as to (i) whether any Action or other Liability is an Instruments Liability, a Health Care Systems Liability, a Semiconductor Equipment Liability or a Shared Liability, (ii) whether any Asset is a Instruments Asset, a Health Care Systems Asset, a Semiconductor Equipment Asset or a Shared Asset, (iii) the interpretation of any provision of this Agreement or any Ancillary Agreement, and (iv) such other matters as are contemplated by this Agreement or any Ancillary Agreement to be resolved by the Separation Committee (collectively, "Agreement Disputes").

     (b)  Resolution Procedures.  In the event of an Agreement Dispute, each
          ---------------------
of the parties shall have the right to refer such Agreement Dispute in writing to the Separation Committee (or, if the Agreement Dispute involves only two of the parties, to the representatives of the affected parties that are members thereof) for resolution. The Separation Committee (or such members) shall seek to render a unanimous written decision with respect to any Agreement Dispute within 60 days after receipt of the referral. The decision of the Separation Committee (or such members) with respect to any Agreement Dispute shall be binding on the affected parties, the members of their respective Groups and their respective successors and assigns. In the event that the Separation Committee (or such members) is unable to reach a unanimous written decision as to any Agreement Dispute within 60 days after receipt of the referral, any of the affected parties shall have the right to submit such Agreement Dispute to arbitration in accordance with the procedures described in Section 9.02. The parties shall each bear their own expenses and costs in connection with the procedures described in this Section 9.01.

     Section 9.02.  Binding Arbitration.
                    -------------------

     (a)  Submission of Agreement Disputes.  Until 60 days after the tenth
          --------------------------------
anniversary of the Effective Time, the resolution of any and all such Agreement Disputes not resolved in accordance with Section 9.01 shall be exclusively governed, settled and resolved in accordance with the mandatory binding arbitration provided for in this Section 9.02.

     (b)  Commencement of Arbitration.  Any affected party may commence
          ---------------------------
arbitration proceedings by delivering a written notice to the other party or parties, describing in reasonable detail the Agreement Dispute to the other(s), and expressly requesting arbitration (an "Arbitration Demand Notice") and by filing with the American Arbitration Association ("AAA") a claim. Any such arbitration shall be final, conclusive and binding on the parties, the members of their respective Groups and their respective successors and assigns.

     (c)  Selection of Panel.  The arbitration shall be conducted in Palo Alto,
          ------------------
California by three arbitrators acting by majority vote (the "Panel"). The parties involved in the arbitration shall jointly select the three arbitrators from a list provided by AAA. If the parties are unable to agree as to the Panel within 30 days after delivery of the Arbitration Demand Notice, the arbitrators shall be appointed by the AAA pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected or appointed becomes unable to serve, his or her successor shall be similarly selected or appointed. Notwithstanding the foregoing, if the affected parties agree, the Panel may consist of one arbitrator jointly selected by the affected parties. The Panel shall be the sole judge of the existence and extent of its jurisdiction.

     (d)  Arbitration Procedures.  The arbitration shall be conducted under the
          ----------------------
AAA Rules.

     (e)  Conduct of Hearing.  All hearings shall be conducted on an expedited
          ------------------
schedule and all proceedings shall be confidential. Any affected party may at its expense make a stenographic record thereof, which shall then be shared with the other affected parties which so request a copy (which parties shall then share equally in the expense) and which shall be given to the Panel as the official record of the proceedings. Hearings with respect to an Agreement Dispute shall begin not later than 120 days after selection or appointment of the Panel and shall not be more than 30 days in length. The Panel shall be required to issue a final award within 30 days of the conclusion of the hearings. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses, fees and expenses of experts and reasonable attorneys' fees, among the affected parties as the Panel deems fair and reasonable. The parties agree that money damages may be inadequate and that any party shall be entitled to seek, and that the Panel shall be empowered to enter, equitable and injunctive relief, including preliminary and temporary injunctive relief, in addition to any other appropriate relief or remedy. The parties consent to the jurisdiction of the Panel to award such relief and to the binding nature of any such relief award by the Panel. Any arbitration award shall be binding and enforceable against the affected parties and each member of their respective Groups and judgment may be entered thereon in any court of competent jurisdiction.

     (f)  Limitation on Damages.  In no event may the Panel award exemplary,
          ---------------------
special or punitive damages or lost profits, except to the extent that exemplary, special or punitive damages or lost profits are actually paid by a party or a member of a party's Group to a third party.

     Section 9.03.  Disputes Regarding Closing Balance Sheets; Payments.
                    ---------------------------------------------------
Notwithstanding Sections 9.01 and 9.02, the following shall govern disputes with respect to the IB Closing Balance Sheet, the HCS Closing Balance Sheet and SEB Closing Balance Sheet.

     (a)  Disputes Regarding Closing Balance Sheets.  Unless (i) in the case
          -----------------------------------------
of the IB Closing Balance Sheet, IB delivers written notice to HCS and SEB on or before the 60th day after its receipt of the IB Closing Balance Sheet that it disputes the value of any item set forth on the IB Closing Balance Sheet (a "IB Dispute"), or (ii) in the case of the SEB Closing Balance Sheet, SEB delivers written notice to HCS and IB on or before the 60th day after its receipt of the SEB Closing Balance Sheet that it disputes the value of any item set forth on the SEB Closing Balance Sheet (a "SEB Dispute"), or (iii) in the case of the HCS Closing Balance Sheet, HCS delivers a written notice to IB and SEB on or before the 60th day after its receipt of the HCS Balance Sheet that it disputes the value of any item set forth on the HCS Closing Balance Sheet (a "HCS Dispute"), then the parties shall be deemed to have accepted and agreed to the IB Closing Balance Sheet, the HCS Closing Balance Sheet or the SEB Closing Balance Sheet, as applicable, in the form in which it was delivered to it by the Auditors. If such a notice of a dispute is given by a party (the "Disputing Party") within such 60-day period, then the parties shall, within 30 days after the giving of any such notice, attempt to resolve the IB Dispute, HCS Dispute or SEB Dispute, as the case may be, and agree in writing upon the final content of the affected Closing Balance Sheet. Notwithstanding the foregoing, the values assigned to each Asset and Liability on the IB Closing Balance Sheet, the HCS Closing Balance Sheet and the SEB Closing Balance Sheet will be conclusively presumed to be correct, and no party shall have the right to dispute the value of any item if the values assigned to such Assets and Liabilities are the same as the values recorded on Varian's balance sheet immediately prior to the Effective Time.

     (b) If the parties are unable to resolve any IB Dispute, HCS Dispute or SEB Dispute, as the case may be, within such 30-day period, then a mutually acceptable independent accounting firm (the "Independent Auditors") shall be employed as arbitrator hereunder to settle such IB Dispute, HCS Dispute and/or SEB Dispute, as the case may be, as soon as practicable. In resolving such IB Dispute, HCS Dispute or SEB Dispute, the Independent Auditors shall (i) be granted access to all documents and facilities necessary to perform its function as arbitrator; (ii) permit each party and its representatives to make written and oral presentations to the Independent Auditors; (iii) resolve such IB Dispute, HCS Dispute and/or SEB Dispute by following relevant internal accounting methods and policies consistently applied, to the extent such methods and policies are not inconsistent with GAAP or any term of this Agreement; (iv) make a final decision regarding such IB Dispute, HCS Dispute and/or SEB Dispute within such period of time mutually agreed upon by the relevant parties and specified at the time of appointment of the Independent Auditors; and (v) issue a written statement explaining the basis for its final decision. The determination of the Independent Auditors with respect to any IB Dispute, HCS Dispute and/or SEB Dispute, as the case may be, shall be final and binding on the applicable parties. Each affected party shall pay its proportionate share of the fees and expenses of the Independent Auditors for such services. HCS and the Disputing Party (or Disputing Parties) each agree to execute, if requested by the Independent Auditors, a reasonable engagement letter. The term "IB Adjusted Closing Balance Sheet" as used herein shall mean the definitive IB Closing Balance Sheet agreed to by the parties or, as the case may be, the definitive IB Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 9.03 (in addition to the matters theretofore agreed to by IB and HCS). The term "HCS Adjusted Closing Balance Sheet" as used herein shall mean the definitive HCS Balance Sheet agreed to by the parties or, as the case may be, the definitive HCS Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 9.03 (in addition to the matters theretofore agreed to by HCS and the Disputing Party or Disputing Parties). The term "SEB Adjusted Closing Balance Sheet" as used herein shall mean the definitive SEB Closing Balance Sheet agreed to by the parties or, as the case may be, the definitive SEB Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 9.03 (in addition to the matters theretofore agreed to by SEB and HCS).

     (c)  Post-Distribution Adjustments, Cash Payments and Other Actions.
          --------------------------------------------------------------

          (i) If the SEB Adjusted Closing Balance Sheet indicates that the targets for the minimum Cash and Cash Equivalents provided in Section 2.05(b)(i)(A) or minimum consolidated Net Worth provided in Section 2.05(b)(i)(B) or the maximum Consolidated Debt of SEB provided in Section 2.05(b)(ii) were not met as of the Effective Time, then each of HCS and IB shall pay to SEB, in cash, an amount equal to 50% of the amount that would have been sufficient to cause SEB to meet such targets, or to reimburse SEB for any Consolidated Debt in excess of $5,000,000, as of the Effective Time, within ten days after the date the SEB Adjusted Closing Balance Sheet is determined and provided to the parties. If the SEB Adjusted Closing Balance Sheet indicates that the target for the minimum Cash and Cash Equivalents provided in Section 2.05(b)(i)(A) has been exceeded but the target for minimum consolidated Net Worth provided in Section 2.05(b)(i)(B) has been satisfied, then SEB shall pay to each of HCS and IB, in cash, an amount equal to 50% of the amount by which (A) the Cash and Cash Equivalents of SEB set forth on the SEB Adjusted Closing Balance Sheet exceed (B) the sum of (y) $100,000,000 and (z) the amount, if any, that would be required to reimburse SEB for any Consolidated Debt in excess of $5,000,000, within ten days after the date the SEB Adjusted Closing Balance Sheet is determined and provided to the parties. If the consolidated Net Worth set forth on the SEB Adjusting Closing Balance Sheet exceeds $225,000,000, then SEB shall pay to each of HCS and IB, in cash, an amount equal to 50% of the amount by which the such consolidated Net Worth exceeds $225,000,000, within ten days after the date the SEB Adjusted Closing Balance Sheet is determined and provided to the parties.

          (ii) If the HCS Adjusted Closing Balance Sheet indicates that the consolidated Net Worth of HCS set forth on the HCS Adjusted Closing Balance Sheet is less than 40% of the combined consolidated Net Worths of HCS and IB set forth on the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet, then IB shall pay to HCS an amount in cash that would have been sufficient to cause the consolidated Net Worth of HCS to have equaled 40% of the combined consolidated Net Worths of HCS and IB set forth on the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet as of the Effective Time, within ten days after the later of the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet is determined and provided to the parties. If the HCS Adjusted Closing Balance Sheet indicates that the consolidated Net Worth of HCS set forth on the HCS Adjusted Closing Balance Sheet is more than 50% of the combined consolidated Net Worths of HCS and IB set forth on the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet, then HCS shall pay to IB an amount in cash that would have been sufficient to cause the consolidated Net Worth of HCS to have equaled 50% of the combined consolidated Net Worths of HCS and IB set forth on the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet as of the Effective Time, within ten days after the later of the HCS Adjusted Closing Balance Sheet and the IB Adjusted Closing Balance Sheet is determined and provided to the parties. For purposes of this Section 9.03(c)(ii), the consolidated Net Worth of HCS shall be determined without giving effect to any Transaction Expenditures or Dispositions (including associated tax benefit and tax cost) that have been accrued, paid or received by HCS as of the Effective Time or any of the transactions effected pursuant to Section 2.05(d), but shall include any adjustments required by Section 9.03(c)(i).

     Section 9.04.  Post Distribution Adjustment in Respect of Transaction
                    ------------------------------------------------------
Expenditures and Disposition Proceeds.  On the date that is 180 days after the
-------------------------------------
Distribution Date (or, if such date is not a business day, the immediately following business day), HCS and IB shall recompute the After-tax Differential (including HCS's and IB's good faith estimates of the components thereof that are not yet determinable as of such 180th day). If the positive or negative difference between the After-tax Differential determined as of such date and the After-tax Differential determined pursuant to the provisions of Section 2.05(d) is more than $1,000,000, then IB shall pay HCS, or HCS shall pay IB (as applicable to put the parties in the positions they would have been if the After-tax

Differential computed pursuant to the provisions of Section 2.05(d) was equal to the recomputed After-tax Differential) 50% of the amount of such difference.

     Section 9.05.  Specific Performance.  Each party acknowledges that there
                    --------------------
is no adequate remedy at Law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each party agrees that the agreement contained in Section 9.02 with respect to arbitration of Agreement Disputes and in Section 9.03 with respect to resolution of Disputes by the Independent Auditors may be specifically enforced without the requirement of posting a bond or other security.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.01.  Complete Agreement; Construction.  This Agreement and the
                     --------------------------------
Ancillary Agreements shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior agreements, negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the Ancillary Agreement shall prevail, except for inconsistencies with respect to Sections 5.05 and 6.07 and Article IX, which shall prevail over any inconsistent provisions of any Ancillary Agreement other than the Tax Sharing Agreement.

     Section 10.02.  Ancillary Agreements.  This Agreement is not intended to
                     --------------------
address, and should not be interpreted to address, the matters expressly covered by the Ancillary Agreements.

     Section 10.03.  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same Agreement.

     Section 10.04.  Responsibility for Expenses.
                     ---------------------------

     (a)  Transaction Expenditures.  Except as otherwise expressly provided in
          ------------------------
this Agreement, any Ancillary Agreement or any instrument or agreement contemplated thereby, and subject to the provisions of this Agreement with respect to After-tax Transaction Expenditures, all Transaction Expenditures shall be charged to and paid by Varian.

     (b)  Expenses Incurred or Accrued after the Distribution Date.  Except as
          --------------------------------------------------------
otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

     Section 10.05.  Notices.  All notices, consents, requests, waivers, claims
                     -------
or other communications (each a "Notice") required or permitted under this Agreement shall be in writing and shall be sufficiently given or made (a) if hand delivered or sent by telecopy (with delivery confirmed by voice or otherwise), (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

     If to Varian before the Distributions, at:
     3050 Hansen Way
     Palo Alto, California  94304
     Attn:  Chief Financial Officer
     Telecopy:  (650) 424-5754

     with a copy to:

     3050 Hansen Way
     Palo Alto, California  94304
     Attn:  General Counsel
     Telecopy:  (650) 858-2018

     If to HCS before the Distributions, at:
     3100 Hansen Way
     Palo Alto, California  94304
     Attn:  Elisha W. Finney
     Telecopy:  (650) 424-5358

     with a copy to:

     3050 Hansen Way
     Palo Alto, California  94304
     Attn:  Joseph B. Phair
     Telecopy:  (650) 858-2018

     If to SEB before the Distributions, at:
     35 Dory Road
     Gloucester, Massachusetts  01930
     Attn:  Ernest L. Godshalk III
     Telecopy:  (978) 283-0445

     If to IB before the Distributions, at:
     3050 Hansen Way
     Palo Alto, California  94304
     Attn:  Wayne P. Somrak
     Telecopy:  (650) 424-5754

     with a copy to:

     3100 Hansen Way
     Palo Alto, California  94304
     Attn:  A.W. Homan
     Telecopy:  (650) 424-5998

     If to HCS after the Distributions, at:
     3100 Hansen Way
     Palo Alto, California 94304
     Attn:  Chief Financial Officer

     With a copy to:

     3100 Hansen Way
     Palo Alto, California 94304
     Attn:  General Counsel

     If to SEB after the Distributions, at:
     35 Dory Road
     Gloucester, Massachusetts  01930
     Attention:  Chief Financial Officer

     With a copy to:

     35 Dory Road
     Gloucester, Massachusetts 01930
     Attn:  General Counsel

     If to IB after the Distributions, at:
     3120 Hansen Way
     Palo Alto, California  94304
     Attn:  Chief Financial Officer

     with a copy to:

     3120 Hansen Way
     Palo Alto, California  94304
     Attn:  General Counsel

or such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed to have been duly given or made when the Notice is received.

     Section 10.06.  Waivers.  The failure of any party to require strict
                     -------
performance by any other party of any provision in or rights or remedies with respect to this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof or right or remedy.

     Section 10.07.  Amendments.  This Agreement may be amended or supplemented,
                     ----------
or its provisions waived only by an agreement in writing signed by each of the parties; provided, however, that (i) after the Varian stockholders approve the
         --------  -------
Distributions no such amendment, supplement or waiver may be effected unless it would not be materially adverse to the Varian stockholders, and (ii) Article VII may not be amended after the Distributions in respect of third party beneficiaries thereof without the consent of such Persons.

     Section 10.08.  Assignment.
                     ----------

     (a) No party to this Agreement shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such party (other than a merger or consolidation in which the party is the surviving or continuing corporation), or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its Assets, unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other parties, all of the obligations of the party under this Agreement.

     (b) Except as expressly provided in paragraph (a) above or Section 7.10, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable, directly or indirectly, by any party without the prior written consent of the other parties, and any attempt to so assign without such consent shall be void.

     Section 10.09.  Successors and Assigns. Subject to Section 10.08, this
                     ----------------------
Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties.

     Section 10.10.  Termination.  This Agreement may be terminated and the
                     -----------
Distributions may be abandoned at any time before the Distributions by Varian in its sole discretion without the approval of SEB or IB or the Varian stockholders. In the event of such termination, no party shall have any Liability of any kind to any other party. After the Distributions, this Agreement may not be terminated except by an agreement in writing signed by each of the parties; provided, however, that Article VII may not be terminated after
                --------  -------
the Distributions in respect of the third party beneficiaries thereof without the consent of such Persons.

     Section 10.11.  Third Party Beneficiaries.  Except as expressly
                     -------------------------
contemplated by Article VII (relating to Indemnitees), this Agreement is solely for the benefit of the parties and the members of their respective Groups and Affiliates and their respective successors and permitted assigns, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     Section 10.12.  Exhibits and Schedules.  The Exhibits and Schedules
                     ----------------------
attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 10.13.  Governing Law.  This Agreement, the Ancillary Agreements
                     -------------
and any other agreements entered into in connection with the transactions contemplated hereby (except for the Conveyancing and Assumption Instruments, which shall be governed by local Law) shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to the principles of conflicts of Laws thereunder. Notwithstanding the foregoing, the Federal Arbitration Act, 9 U.S.C. (S)(S)1-15, shall govern the arbitrability of Agreement Disputes.

     Section 10.14.  Severability.  If any provision of this Agreement or the
                     ------------
application thereof to any Person or circumstance is determined to be invalid, void or unenforceable in any respect, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

     Section 10.15.  Subsidiaries.  Each party shall cause to be performed, and
                     ------------
hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     Section 10.16.  Titles and Headings.  Titles and headings to sections
                     -------------------
herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement or of any Ancillary Agreement.

     Section 10.17.  Consent to Jurisdiction.  Without limiting any of the
                     -----------------------
provisions of Article IX, each party hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the Federal courts of the United States of America located in Delaware in respect of the transactions contemplated by this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the transactions contemplated by this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the Agreement may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 VARIAN ASSOCIATES, INC.



                                 By      /s/ Richard M. Levy
                                         -------------------
                                 Name:   Richard M. Levy
                                 Title:  Executive Vice President

                                 VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.



                                 By      /s/ Richard A. Aurelio
                                         ----------------------
                                 Name:   Richard A. Aurelio
                                 Title:  President and Chief Executive Officer

                                 VARIAN, INC.



                                 By      /s/ Allen J. Lauer
                                         ------------------
                                 Name:   Allen J. Lauer
                                 Title:  President and Chief Executive Officer